                                                                               *
                                Aircraft N171UA

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                  FIRST AMENDED AND RESTATED LEASE AGREEMENT

                                   (1989 I)

                                  Dated as of
                                 July 20, 2000


                                    between

                   STATE STREET BANK AND TRUST COMPANY,
      not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee,
                                    Lessor


                                      AND


                            UNITED AIR LINES, INC.,
                                    Lessee


                          One Boeing 747-422 Aircraft
                                    N171UA

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As set forth in Section 20 hereof, Lessor has assigned to the Indenture Trustee
(as defined herein) certain of its right, title and interest in and to this First Amended and Restated Lease Agreement. To the extent, if any, that this First Amended and Restated Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this First Amended and Restated Lease Agreement may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.

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

                               TABLE OF CONTENTS
                               -----------------

                                                                                                            Page
         SECTION 1.   Definitions......................................................................      1

         SECTION 2.   Acceptance and Lease.............................................................     18

         SECTION 3.   Term and Rent....................................................................     18
             (a)      Interim Term and Basic Term......................................................     18
             (b)      Basic Rent.......................................................................     18
             (c)      Adjustments to Basic Rent, Excess Amount, Stipulated Loss
                      Values and Termination Values....................................................     19
             (d)      Supplemental Rent................................................................     20
             (e)      Payments in General..............................................................     21

         SECTION 4.   Lessor's Representations and Warranties..........................................     21

         SECTION 5.   Return of the Aircraft...........................................................     22
             (a)      Condition Upon Return............................................................     22
             (b)      Return of the Engines............................................................     25
             (c)      Fuel; Manuals....................................................................     25
             (d)      Storage Upon Return..............................................................     25

         SECTION 6.   Liens............................................................................     25

         SECTION 7.   Registration, Maintenance and Operation; Possession
                      and Sublease; Insignia...........................................................     26
             (a)      Registration, Maintenance and Operation..........................................     26
                      (1)      Registration and Maintenance............................................     26
                      (2)      Operation...............................................................     27
                      (3)      Reregistration..........................................................     28
             (b)      Possession and Subleases.........................................................     28
             (c)      Insignia.........................................................................     32

         SECTION 8.   Replacement and Pooling of Parts; Alterations,
                      Modifications and Additions......................................................     33
             (a)      Replacement of Parts.............................................................     33
             (b)      Pooling of Parts.................................................................     33
             (c)      Alterations, Modifications and Additions.........................................     34

         SECTION 9.   Voluntary Termination............................................................     35
             (a)      Termination Event................................................................     35

                                                                                                           Page
                                                                                                           ----
             (b)      Option to Purchase................................................................    36
             (c)      Optional Sale of the Aircraft.....................................................    36
             (d)      Termination as to Engines.........................................................    38

         SECTION 10.  Loss, Destruction, Requisition, etc...............................................    38
             (a)      Event of Loss with Respect to the Aircraft........................................    38
             (b)      Event of Loss with Respect to an Engine...........................................    41
             (c)      Application of Payments from Governmental Authorities
                      for Requisition of Title, etc.....................................................    42
             (d)      Requisition for Use of the Aircraft by the United States
                      Government or Government of Registry of the Aircraft..............................    43
             (e)      Requisition for Use of an Engine by the United States
                      Government or the Government of Registry of the Aircraft..........................    44
             (f)      Application of Payments During Existence of Events of Default.....................    44

         SECTION 11.  Insurance.........................................................................    45
             (a)      Public Liability and Property Damage Insurance....................................    45
             (b)      Insurance Against Loss or Damage to the Aircraft..................................    45
             (c)      Reports, etc......................................................................    47
             (d)      Self-Insurance....................................................................    48
             (e)      Additional Insurance by Lessor and Lessee.........................................    48
             (f)      Indemnification by Government in Lieu of Insurance................................    48
             (g)      Application of Payments During Existence of an Event of Default...................    49
             (h)      Terms of Insurance Policies.......................................................    49

         SECTION 12.  Inspection........................................................................    50

         SECTION 13.  Assignment........................................................................    51

         SECTION 14.  Events of Default.................................................................    51

         SECTION 15.  Remedies..........................................................................    53

         SECTION 16.  Lessee's Cooperation Concerning Certain Matters...................................    56

         SECTION 17.  Notices...........................................................................    57

         SECTION 18.  No Set-Off, Counterclaim, Etc.....................................................    58

         SECTION 19.  Renewal Options; Purchase Options; Valuation......................................    58
             (a)      Renewal Options...................................................................    58
                      (1)      Fixed Renewal Term.......................................................    59
                      (2)      Fair Market Renewal Term.................................................    59
                      (3)      Waiver...................................................................    59

                                                                                                          Page
                                                                                                          ----
                      (4)      Conditions Precedent; Payment of Basic Rent..............................    59
             (b)      Purchase Options..................................................................    60
             (c)      Valuation.........................................................................    60

         SECTION 20.  Security for Lessor's Obligation to Holders of Certificates.......................    61

         SECTION 21.  Lessor's Right to Perform for Lessee..............................................    62

         SECTION 22.  Investment of Security Funds; Liability of Lessor Limited.........................    63
             (a)      Investment of Security Funds......................................................    63
             (b)      Liability of Lessor Limited.......................................................    63

         SECTION 23.  Miscellaneous.....................................................................    63

         SECTION 24.  Certain Rights with Respect to the Japanese Lease.................................    64

         SECTION 25.  Certain Rights with Respect to the Relevant Documents.............................    64

         SECTION 26.  Bankruptcy........................................................................    64

         SECTION 27.  Effectiveness.....................................................................    65

                                   EXHIBITS
                                   --------

EXHIBIT A         -        Form of Amended and Restated Lease Supplement
EXHIBIT B         -        Basic Rent and Excess Amount Schedule
EXHIBIT B-1       -        Rent Allocation Schedule
EXHIBIT C         -        Stipulated Loss Value Schedule
EXHIBIT D         -        Termination Value Schedule
EXHIBIT E         -        Rent Recalculation and Indemnification Verification
EXHIBIT F         -        Schedule of Permitted Sublessees
EXHIBIT G         -        Schedule of Registration Countries
EXHIBIT H         -        Schedule of Fixed Renewal Rent and Fair Market
                           Renewal Rent

                  FIRST AMENDED AND RESTATED LEASE AGREEMENT
                                   (1989 I)

          This FIRST AMENDED AND RESTATED LEASE AGREEMENT (1989 I), dated as of July 20, 2000, between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (as defined in Section 1 hereof) (in such capacity, "Lessor") and UNITED AIR LINES, INC., a corporation organized and existing pursuant to the laws of the State of Delaware ("Lessee") amends and restates in its entirety that certain Lease Agreement (1989 I) dated as of August 1, 1989 (the "Initial Lease") between BANCBOSTON UNITED LEASING LLC, a Delaware limited liability company (the "Original Lessor"), and Lessee, as supplemented by that certain Lease Supplement (1989 I) No. 1 dated as of August 16, 1989 (the "Original Lease Supplement") between Original Lessor and Lessee, and as amended by that certain First Amendment to Lease Agreement (1989 I) dated as of February 1, 1990 (the "First Amendment") between Original Lessor and Lessee (the Initial Lease, as supplemented by the Original Lease Supplement and as amended by the First Amendment, shall hereinafter be collectively referred to as the "Original Lease");

                                  WITNESSETH:

     WHEREAS, pursuant to the Original Lease, Lessee has leased from Lessor the Aircraft, being one (1) Boeing 747-422 aircraft which consists of the following components: (i) Airframe: U.S. Registration No. N171UA, manufacturer's serial no. 24322 and (ii) Engines: four (4) Pratt & Whitney model PW4056 aircraft engines bearing, respectively, manufacturer's serial numbers P717550, P717551, P717552 and P717573;

     WHEREAS, a counterpart of the Initial Lease, to which was attached and made a part thereof a counterpart of the Original Lease Supplement, was recorded by the Federal Aviation Administration on August 17, 1989 and assigned Conveyance No. Q40444;

     WHEREAS, a counterpart of the First Amendment was recorded by the Federal Aviation Administration on February 16, 1990 and assigned Conveyance No. M22314;

     WHEREAS, Lessor and Lessee desire to amend and restate the Original Lease in its entirety and Lessor, Owner Participant and Lessee desire and intend that the terms, provisions and agreements herein set forth shall be in force and effect from and after the Effective Date, and the provisions of the Original Lease shall govern the transactions from and after the Delivery Date through the date immediately preceding the Effective Date.

     SECTION 1.  Definitions.  Unless the context otherwise requires, the
                 -----------
following terms shall have the following meanings for all purposes of this Lease Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

                           [First Amended and Restated Lease Agreement (1989 I)]

     "Additional Insured" means Lessor, in its individual capacity and as owner of the Aircraft, the Indenture Trustee, the Owner Participant, Lessee in its capacity as sublessor under any Sublease, the Liquidity Provider (on and after the Refinancing Date only), the Subordination Agent (on and after the Refinancing Date only) (so long as it is the registered holder of any Certificate on behalf of the Pass Through Trustees), and, on and after the Refinancing Date only, so long as the Pass Through Trustees are Certificate Holders, each Pass Through Trustee, and each of their respective Affiliates, successors and permitted assigns, and the respective directors, officers and employees of each of the foregoing.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person.

     "Aircraft" means the Airframe together with the four Engines whether or not such Engines are installed on the Airframe or any other airframe.

     "Airframe" means: (i) The Boeing Company Model 747-422 aircraft (except Engines or engines from time to time installed thereon) bearing United States Registration Number N171UA and Manufacturer's serial number 24322; (ii) any and all Parts which are from time to time incorporated or installed in or attached to such airframe (except Engines or engines from time to time installed thereon) or which have been removed therefrom (except Engines or engines from time to time installed thereon), but where legal title to which remains vested in Lessor (or, so long as the Japanese Lease is in effect, where legal title remains in the Primary Lessor, subject to the rights of Lessee under the Japanese Lease and Lessor under the Japanese Lease Assignment) in accordance herewith (or with the Japanese Lease, so long as the Japanese Lease is in effect); and (iii) any replacement airframe which may from time to time be substituted pursuant to
Section 10(a)(ii) hereof.

     "Applicable Rate" means blended debt rate of the Pass Through Equipment Notes, upon the issuance thereof in accordance with the Note Purchase Agreement.

     "Assignment and Assumption Agreement" means that certain Assignment and Assumption Agreement (1989 I) dated as of December 6, 1999 between BankBoston, N.A., as assignor, and BancBoston United Leasing LLC, as assignee, recorded by the FAA on December 8, 1999 as Conveyance No. P21816.

     "Bank" means Algemene Bank Nederland N.V., a banking corporation organized under the laws of the Netherlands and acting through its main office in Amsterdam, the Netherlands.

     "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. (S)101 et seq, as amended from time to time.
-- ---

                           [First Amended and Restated Lease Agreement (1989 I)]

     "Base Rate" means the rate of interest announced from time to time by The First National Bank of Boston at its principal office in Boston, Massachusetts as its "Base Rate" (or its equivalent successor rate if the Base Rate is no longer used).

     "Basic Rent" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 3(b), adjusted as provided in Section 3(c) and, for a Renewal Term, Basic Rent determined pursuant to Section 19.

     "Basic Term" means the term for which the Aircraft is leased hereunder pursuant to Section 2 hereof beginning on the Commencement Date and ending on February 15, 2015, or such earlier date as this Lease may be terminated in accordance with the provisions hereof.

     "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of Chicago, Illinois; New York City, New York; Boston, Massachusetts, Tokyo, Japan; or, so long as any Certificate is outstanding, the city and state in which the principal place of business of the Indenture Trustee is located.

     "Certificate" means each "Equipment Note" issued under, and as defined in, the Trust Indenture.

     "Certificate Holder" means any holder from time to time of one or more Certificates, as registered on the Registrar's books as of any date of determination.

     "Citizen of the United States" has the meaning given such term in Section 40102(a)(15) of Title 49 of the United States Code.

     "Civil Reserve Air Fleet Program" shall mean the Civil Reserve Air Fleet Program administered by the United States Government pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

     "Code" means the Internal Revenue Code of 1986, as amended through the Delivery Date.

     "Commencement Date" means February 15, 1990.

     "Commitment" means the commitment of the Original Lessor to finance the Original Lessor's payment of Lessor's Cost for the Aircraft.

     "Default" means any event which with the giving of notice or the lapse of time or both would become an Event of Default pursuant to Section 14(a), (b),
(c), (d) or (e).

                           [First Amended and Restated Lease Agreement (1989 I)]

     "Delivery Date" means August 16, 1989.

     "Dollars" and "$" mean the lawful currency of the United States of America.

     "Effective Date" means July 20, 2000.

     "Engine" means (i) each of the United Technologies Corporation, Pratt & Whitney Group, Model PW4056 engines bearing manufacturer's serial numbers P717550, P717551, P717552 and P717573 and installed on the Airframe on the Delivery Date, whether or not from time to time thereafter installed on such Airframe or any other airframe; (ii) any replacement engine which may from time to time be substituted for any of such four engines pursuant to the terms hereof; and (iii) with respect to any such engine, any and all Parts which are from time to time incorporated or installed in or attached to any such engine and any and all parts removed therefrom so long as legal title thereto remains vested in Lessor (or, so long as the Japanese Lease is in effect, where legal title remains in the Primary Lessor, subject to the rights of Lessee under the Japanese Lease and Lessor under the Japanese Lease Assignment) in accordance herewith (or with the Japanese Lease, so long as the Japanese Lease is in effect). The term "Engines" means, as of any date of determination, all Engines then leased hereunder.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" has the meaning specified in Section 14 hereof.

     "Event of Loss" with respect to the Aircraft, the Airframe or any Engine means any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property, or the confiscation, condemnation, or seizure of, or requisition of title to, or use of, such property by any governmental or purported governmental authority (other than a requisition of use by the United States Government or any other government of registry of the Aircraft, or any agency or instrumentality of any thereof), which in the case of any event referred to in this clause (iii) shall have resulted in the loss of possession of such property by Lessee for a period in excess of 180 consecutive days or, if earlier, the end of the Term; (iv) as a result of any law, rule, regulation, order or other action by the FAA or other governmental body of the government of registry of the Aircraft having jurisdiction, use of such property in the normal course of the business of air transportation shall have been prohibited for a period of 180 consecutive days, unless Lessee, prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed

                           [First Amended and Restated Lease Agreement (1989 I)]

to have occurred pursuant to this clause (iv) if such prohibition has been applicable to Lessee's entire U.S. registered fleet of Boeing Model 747-400 aircraft and Lessee, prior to the expiration of such two year period, shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against the Aircraft in so conforming the Aircraft, all steps which are necessary or desirable to permit the normal use of the Aircraft by Lessee; (v) the requisition for use by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof, which shall have occurred during the Basic Term (or the Interim Term or any Renewal Term) and shall have continued for 30 days beyond the Term, unless Lessor shall have furnished the written notice specified in Section 10(d) hereof; and (vi) with respect to any Engine, any divestiture of title to such Engine treated as an Event of Loss pursuant to Section 7(b) hereof. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

     "Excess Amount" for the Commencement Date means an amount determined by multiplying Lessor's Cost by the percentage specified in Exhibit B hereto opposite the Commencement Date (as such Exhibit B may be adjusted from time to time as provided in Section 3(c) hereof).

     "Excluded Payments" has the meaning set forth in Section 1.01 of the Indenture.

     "Expenses" means any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, out-of-pocket costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses and Transaction Expenses to the extent not required to be paid by Lessor pursuant to Section 16 of the Original Participation Agreement and all costs and expenses relating to amendments, supplements, waivers and consents to and under the Operative Documents, but excluding internal costs and expenses such as salaries and overhead) of whatsoever kind and nature.

     "Fair Market Rental Value" means the fair market rental value determined as provided in Section 19(c) hereof.

     "Fair Market Sales Value" means the fair market sales value determined as provided in Sections 19(a) and 19(c) hereof.

     "Federal Aviation Act" means the provisions of Title 49 of the U.S. Code, formerly known as the Federal Aviation Act of 1958, as amended.

     "Federal Aviation Administration" and "FAA" mean the United States Federal Aviation Administration and any successor agency or agencies thereto.

                           [First Amended and Restated Lease Agreement (1989 I)]

     "Indemnitees" means the Owner Participant, the Owner Participant Guarantor, the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Indenture Estate, the Indenture Trustee, in its individual capacity and as trustee under the Trust Indenture, the Subordination Agent (on or after the Refinancing Date only) (so long as it is the registered holder of any Certificate on behalf of the Pass Through Trustees, each Pass Through Trustee (on and after the Refinancing Date only) (so long as the Pass Through Trustees are Certificate Holders), the Liquidity Provider (on and after the Refinancing Date only), and each of their respective Affiliates, successors, permitted assigns, directors, officers, employees, servants and agents.

     "Indenture Estate" has the meaning set forth in the Trust Indenture.

     "Indenture Trustee" means the Indenture Trustee under the Trust Indenture, and any entity which may from time to time be acting as trustee under the Trust Indenture.

     "Indenture Trustee Documents" means the Participation Agreement and the Trust Indenture.

     "Initial Lease" shall have the meaning set forth in the preamble hereof.

     "Intercreditor Agreement" has the meaning ascribed to it in the Trust Indenture.

     "Interim Rent" means the amount determined by multiplying Lessor's Cost by the percentage specified in Exhibit B hereto opposite the Commencement Date under the heading "Interim Rent" (as such Exhibit B may be adjusted from time to time as provided in Section 3(c) hereof).

     "Interim Term" means the period commencing on the Delivery Date and ending on and including the day immediately preceding the Commencement Date unless earlier terminated in accordance with the provisions hereof.

     "Japanese Assumption Agreement" means the Assumption Agreement dated as of July 28, 1989, between Lessee and Bank.

     "Japanese Confirmation" means the Confirmation and Agreement, dated July 28, 1989, executed by Primary Lessor and Bank.

     "Japanese Delivery Date" means July 28, 1989.

     "Japanese FAA Bill of Sale" means that certain bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be approved by the FAA on the Japanese Delivery Date, executed by Lessee in favor of Primary Lessor.

                           [First Amended and Restated Lease Agreement (1989 I)]

     "Japanese Lease" means that certain Lease Agreement dated as of July 28, 1989, as supplemented by the Japanese Lease Supplement dated as of July 28, 1989, between Primary Lessor and Lessee, as such Japanese Lease may be amended or further supplemented from time to time pursuant to the provisions thereof.

     "Japanese Lease Assignment" means the Assignment of Japanese Lease Agreement dated as of August 1, 1989, as supplemented by the Japanese Lease Assignment Supplement dated the Delivery Date, between Lessee and Lessor.

     "Japanese Lease Assignment Supplement" means the Japanese Lease Assignment Supplement entered into between Lessee and Lessor on the Delivery Date pursuant to the terms of the Japanese Lease Assignment, and any subsequent Japanese Lease Assignment Supplement entered into in accordance with the Japanese Lease Assignment.

     "Japanese Lease Event of Default" means an Event of Default as defined in the Japanese Lease.

     "Japanese Lease Supplement" means a Lease Supplement entered into between Primary Lessor and Lessee on the Delivery Date pursuant to the terms of the Japanese Lease, and any subsequent Japanese Lease Supplement entered into in accordance with the terms of the Japanese Lease.

     "Japanese Warranty Bill of Sale" means that certain bill of sale for the Aircraft, dated the Japanese Delivery Date, executed by Lessee in favor of Primary Lessor.

     "Lease Agreement", "this Lease Agreement", "this Lease", "this Agreement", "herein", "hereof", "hereunder", "hereby", or other like words mean this Amended and Restated Lease Agreement (1989 I) as originally executed or as modified, amended or supplemented pursuant to the applicable provisions hereof, including, without limitation, supplementation hereof by any Lease Supplement entered into pursuant to the applicable provisions hereof.

     "Lease Period" means each of the consecutive semi-annual periods throughout the Basic Term and any Renewal Term ending on a Lease Period Date, the first such period commencing on and including the Effective Date.

     "Lease Period Date" means each Lease Period Date which occurred under the Original Lease through the Effective Date, January 1, 2001 and each succeeding January 1 and July 1, to and including the last such date in the Term.

     "Lease Supplement" means the Original Lease Supplement and any subsequent Lease Supplement (1989 I) entered into in accordance with the terms hereof substantially in the form of Exhibit A hereto.

                           [First Amended and Restated Lease Agreement (1989 I)]

     "Lessee Documents" means the Purchase Agreement, the Omnibus Agreement, the Japanese Warranty Bill of Sale, the Japanese FAA Bill of Sale, the Japanese Lease, any Japanese Lease Supplement, the Japanese Assumption Agreement, the Original Participation Agreement, the Participation Agreement, the Lessor's Purchase Agreement, the Japanese Lease Assignment, any Japanese Lease Assignment Supplement, the Trust Indenture, any Trust Supplement, the Original Lease, this Lease, any Lease Supplement, the Tax Indemnity Agreement, an acceptance certificate covering the Aircraft in the form agreed to by Primary Lessor and Lessee, an acceptance certificate covering the Aircraft in the form agreed to by Lessee and Lessor, each Pass Through Trust Agreement (on and after the Refinancing Date only), each Pass Through Trust Agreement Supplement (on and after the Refinancing Date only), and any other document executed by Lessee in connection with the transactions contemplated by the Operative Documents.

     "Lessor" means State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity except as expressly set forth herein, but solely as Owner Trustee under the Trust Agreement.

     "Lessor Aircraft Assets" means all estate, right, title and interest of Lessor in and to the Aircraft, the Lease, any Lease Supplement, the Purchase Agreement, the Japanese Lease, any Japanese Lease Supplement, the Primary Lessor Mortgage, Sections 11 and 23(b) of the Omnibus Agreement, the Primary Lessor Comfort Letter, the Japanese Lease Assignment, the Japanese Lease Assignment Supplement and the Lessor's Purchase Agreement, including, without limitation, all amounts of Basic Rent and Supplemental Rent including without limitation insurance proceeds (other than insurance proceeds payable to or for the benefit of Lessor or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to Lessor, to the Indenture Trustee or to any Certificate Holder, or to any of their respective directors, officers, employees, servants and agents, pursuant to
Section 7 of the Participation Agreement). Notwithstanding the foregoing, "Lessor Aircraft Assets" shall not include any Excluded Payment.

     "Lessor Documents" means the Original Participation Agreement, the Participation Agreement, the Lessor's Purchase Agreement, the Japanese Lease Assignment, the Japanese Lease Assignment Supplement, the Original Trust Indenture, the Trust Indenture, any Trust Supplement, the Original Lease, this Lease Agreement, any Lease Supplement, the Tax Indemnity Agreement, an acceptance certificate covering the Aircraft in the form agreed to by Lessor and Lessee and the Certificates.

     "Lessor Liens" means any Lien on, or disposition of title to, the Aircraft or the Trust Estate arising as a result of (i) claims against Lessor, in its individual capacity, or the Owner Participant, not related to the transactions contemplated by the Operative Documents, (ii) any act or omission of the Owner Participant, Lessor, or State Street Bank and Trust Company, in its individual capacity, which is not related to the transactions contemplated by the Operative

                           [First Amended and Restated Lease Agreement (1989 I)]

Documents or is in violation of any of the terms of the Operative Documents,
(iii) claims against the Owner Participant, Lessor or State Street Bank and Trust Company, in its individual capacity, with respect to Taxes or Expenses against which Lessee is not required to indemnify the Owner Participant, Lessor or State Street Bank and Trust Company, in its individual capacity or (iv) claims against Lessor or Owner Participant arising out of any transfer by Lessor of all or any portion of the interest of Lessor or Owner Participant in all or any portion of the respective interests of Lessor or the Owner Participant in the Aircraft, the Trust Estate or the Operative Documents (other than a transfer of possession of the Aircraft by Lessor pursuant to this Agreement, a transfer pursuant to the Trust Indenture or a transfer pursuant to Section 8, 9, 10 or 19 hereof or pursuant to the exercise of the remedies set forth in Section 15 hereof); provided, however, that any Lien which is attributable solely to State Street Bank and Trust Company, in its individual capacity, or the Owner Participant and would otherwise constitute a Lessor Lien hereunder shall not constitute a Lessor Lien hereunder so long as (1) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (2) the existence of such Lien does not interfere in any way with the use or operation of the Aircraft by Lessee (or any Sublessee), (3) the existence of such Lien does not affect the priority or perfection of, or otherwise jeopardize, the Lien of the Trust Indenture, (4) State Street Bank and Trust Company, in its individual capacity, or the Owner Participant (as the case may be) is diligently contesting such Lien by appropriate proceeding and (5) the existence of such Lien does not result in actual interruption in the payment of Rent assigned to the Indenture Trustee for the benefit of the Certificate Holders.

     "Lessor's Consent and Agreement" means the Lessor's Consent and Agreement (1989 I) dated as of the Delivery Date, executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

     "Lessor's Cost" for the Aircraft means an amount of cash equal to $125,000,000.

     "Lessor's Purchase Agreement" means the Lessor's Purchase Agreement and Assignment (1989 I), dated the Delivery Date, between Lessee and Lessor, as the same may be amended, modified or supplemented from time to time in accordance with the applicable provisions thereof.

     "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest.

     "Make-Whole Amount" has the meaning ascribed to it in the Trust Indenture.

     "Manufacturer" means The Boeing Company, a Delaware corporation.

                           [First Amended and Restated Lease Agreement (1989 I)]

     "Manufacturer Documents" means the Purchase Agreement, the Lessor's Consent and Agreement, the Manufacturer's Warranty Bill of Sale and the Manufacturer's FAA Bill of Sale.

     "Manufacturer's FAA Bill of Sale " means that certain bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be approved by the FAA on the Japanese Delivery Date, executed by the Manufacturer in favor of Lessee.

     "Manufacturer's Warranty Bill of Sale" means that certain bill of sale for the Aircraft, dated the Japanese Delivery Date, executed by the Manufacturer in favor of Lessee.

     "Multiemployer Plan" has the meaning ascribed to it in ERISA.

     "Net Economic Return" means the Owner Participant's weighted average after-tax annual return on assets (after giving effect to its expected investment period and after-tax interest income and expense on positive and negative cash balances), computed on the basis of the same methodology and assumptions as were utilized by Lessor in determining Basic Rent, Excess Amount, and Stipulated Loss Value and Termination Value percentages as of the Delivery Date, as such assumptions may be adjusted from time to time to take into account the impact of any change of the type specified in Section 3(c) hereof.

     "Net Present Value of Rents" means the net present value, as of the Delivery Date, of Basic Rent set forth in Exhibit B hereto, discounted at a rate per Lease Period equal to (a) the Applicable Rate divided by (b) the number of Lease Periods per year.

     "Note Purchase Agreement" means that certain 747 Leased Equipment Note Purchase Agreement to be entered into on or before the Refinancing Date, among State Street Bank and Trust Company, as Owner Trustee, BancBoston United Leasing LLC, as Owner Participant, United Air Lines, Inc., as Lessee, and State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee under each Pass Through Trust Agreement, Subordination Agent and Indenture Trustee.

     "Obsolete Parts" shall have the meaning set forth in Section 8(c) hereof.

     "Omnibus Agreement" means that certain Omnibus Agreement dated July 28, 1989, between Primary Lessor, Lessee and Primary Lender.

     "Operative Documents" means the Purchase Agreement, the Manufacturer's Warranty Bill of Sale, the Manufacturer's FAA Bill of Sale, the Omnibus Agreement, the Japanese Warranty Bill of Sale, the Japanese FAA Bill of Sale, the Primary Loan Agreement, the Japanese Lease (including any Japanese Lease Supplement), the Primary Lessor Mortgage, the Japanese Assumption Agreement, the Japanese Confirmation, the Primary Lessor Comfort Letter, the Parent Letter, the Participation Agreement, the Lessor's Purchase Agreement, the Lessor's

                           [First Amended and Restated Lease Agreement (1989 I)]

Consent and Agreement, the Japanese Lease Assignment (including the Japanese Lease Assignment Supplement), the Trust Indenture (including any Trust Supplement), the Lease (including any Lease Supplement), the Certificates, the Tax Indemnity Agreement, the Note Purchase Agreement (upon the execution thereof), the Original Lease, the Original Participation Agreement, the Original Trust Indenture, the Owner Participant Guaranty Agreement, the Trust Agreement, the Assignment and Assumption Agreement, an acceptance certificate covering the Aircraft in the form agreed to by Primary Lessor and Lessee, and an acceptance certificate covering the Aircraft in the form agreed to by Lessor and Lessee.

     "Original Amount" means, with respect to a Certificate, the stated original principal amount of such Certificate, and with respect to all the Certificates means the aggregate stated original principal amounts of such Certificates, as the case may be.

     "Original Lease" shall have the meaning set forth in the Preamble hereof.

     "Original Lease Supplement" shall have the meaning specified in the preamble hereto.

     "Original Lessor" shall have the meaning set forth in the Preamble hereof.

     "Original Participation Agreement" shall mean that certain Participation Agreement (1989 I) dated as of August 1, 1989, as amended by that certain First Amendment to Participation Agreement (1989 I) dated as of February 1, 1990, in each case among United Air Lines, Inc., as lessee, BancBoston United Leasing LLC, as lessor, and State Street Bank and Trust Company of Connecticut, National Association, as successor to the Connecticut Bank and Trust Company, National Association, in its individual capacity and as Indenture Trustee.

     "Original Trust Indenture" shall mean that certain Trust Indenture and Security Agreement (1989 I) dated as of August 1, 1989 among BancBoston United Leasing LLC, as lessor, State Street Bank and Trust Company of Connecticut, National Association, as successor to The Connecticut Bank and Trust Company, National Association, as Indenture Trustee, and Lessee, as supplemented by that certain Trust Indenture and Security Agreement Supplement No. 1 dated as of August 16, 1989, and as amended by that certain First Amendment to Trust Indenture and Security Agreement (1989 I) dated as of February 1, 1990.

     "Owner Participant" means the Person executing the Participation Agreement as the Owner Participant and any Person to which such Person transfers all or any portion of its right, title and interest in and to the Trust Agreement, the Trust Estate and the Participation Agreement, to the extent permitted thereby.

     "Owner Participant Documents" means the Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement, the Assignment and Assumption Agreement and any

                           [First Amended and Restated Lease Agreement (1989 I)]

other documents executed by the Owner Participant in connection with the transactions contemplated by the Participation Agreement and the other Operative Documents.

     "Owner Participant Guarantor" means Fleet National Bank.

     "Owner Participant Guaranty Agreement" means that certain Amended and Restated Guaranty, dated as of the date hereof, made by Owner Participant Guarantor in favor of Lessee and the Indenture Trustee, as such agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof and the terms of the Trust Indenture.

     "Owner Trustee" means the Person executing the Participation Agreement as Owner Trustee and any Person appointed as successor Owner Trustee in each case not in its individual capacity but solely as Owner Trustee under the Trust Agreement, except as otherwise expressly stated.

     "Owner Trustee Documents" means the Participation Agreement, the Trust Agreement, the Assignment and Assumption Agreement, this Lease, any Lease Supplement, the Trust Indenture, any Trust Supplement and the Certificates and any other document executed by the Owner Trustee in connection with the transactions contemplated by the Participation Agreement and the other Operative Documents.

     "Participants" means and includes the Owner Participant and the Pass Through Trustees.

     "Participation Agreement" means the Amended and Restated Participation Agreement (1989 I), dated as of the date hereof, among Lessee, Lessor, Owner Participant and the Indenture Trustee, as such Participation Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

     "Parent Letter" means that certain letter dated July 28, 1989 from The Sanwa Bank Limited to Lessee.

     "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature other than complete Engines or engines, which are from time to time incorporated or installed in or attached to the Airframe or any Engine and all such items which are subsequently removed therefrom so long as legal title thereto shall vest in the Lessor (or, so long as the Japanese Lease is in effect, where legal title remains in the Primary Lessor, subject to the rights of Lessee under the Japanese Lease and Lessor under the Japanese Lease Assignment) in accordance with Section 8(a) hereof (or in accordance with the Japanese Lease, if in effect).

     "Pass Through Certificates" means any of the credit enhanced pass through certificates issued pursuant to any of the Pass Through Trust Agreements.

                           [First Amended and Restated Lease Agreement (1989 I)]

     "Pass Through Documents" means the Pass Through Trust Agreements, the Intercreditor Agreement, the Note Purchase Agreement and the Liquidity Facilities.

     "Pass Through Trust" means each of the Class A-1, A-2, B and C-2 pass through trusts created pursuant to the related Pass Through Trust Agreement.

     "Pass Through Trust Agreements" means each of the A-1, A-2, B and C-2 Pass Through Trust Supplements, together in each case with the Basic Pass Through Trust Agreement, each to be entered into on the Refinancing Date by and between the Lessee and a Pass Through Trustee as contemplated by the Note Purchase Agreement.

     "Pass Through Trust Supplement" shall have the meaning specified for the term "Trust Supplement" in any of the Pass Through Trust Agreements.

     "Pass Through Trustee" means State Street Bank and Trust Company of Connecticut, National Association, in its capacity as trustee under each Pass Through Trust Agreement, and such other Person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

     "Past Due Rate" means (i) with respect to the portion of any payment of Rent that may be required by the Trust Indenture to be paid by the Indenture Trustee to any Certificate Holder, the "Past Due Rate" as defined in the Trust Indenture and (ii) with respect to the remaining portion of any payment of Rent (and the entire amount of any payment of Rent after the satisfaction and discharge of the Trust Indenture), a rate per annum equal to 1% over the Base Rate.

     "Permitted Lien" means any Lien referred to in clauses (i) through (vii) of
Section 6 hereof.

     "Permitted Sublessee" means any air carrier domiciled and principally located in a country listed in Exhibit F hereto as in effect from time to time, and with which country the United States maintains diplomatic relations at the time of such sublease (no action need be taken by Lessee if such diplomatic relations are severed subsequent to such sublease).

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" means an employee benefit plan within the meaning of Section 3(3) of ERISA.

     "Primary Lender" means Algemene Bank Nederland N.V., acting through its Tokyo branch.

                           [First Amended and Restated Lease Agreement (1989 I)]

     "Primary Lessor" means SBF West Air Co., Ltd., a corporation organized under the laws of Japan.

     "Primary Lessor Comfort Letter" means that certain letter dated July 28, 1989 from Sanwa Business Finance Co., Ltd., the parent of Primary Lessor, to Lessee.

     "Primary Lessor Mortgage" means that certain Aircraft Mortgage and Security Agreement dated as of July 28, 1989, executed by Primary Lessor in favor of Lessee.

     "Primary Loan Agreement" means the Loan Agreement, dated as of July 28, 1989, between Primary Lessor and Primary Lender.

     "Purchase Agreement" means the agreement between Lessee and the Manufacturer relating to the purchase by Lessee of the Aircraft, as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

     "Refinancing Date" means the date on which the Pass Through Trustee issues the Pass Through Certificates under the Pass Through Trust Agreements as contemplated by the Note Purchase Agreement.

     "Registrar" has the meaning set forth in Section 1.01(b) of the Trust Indenture.

     "Reimbursement Amount" has the meaning set forth in Section 3(f) hereof.

     "Relevant Documents" means the Omnibus Agreement, the Japanese Warranty Bill of Sale, the Japanese FAA Bill of Sale, the Primary Loan Agreement, the Japanese Lease (including any Japanese Lease Supplement), the Primary Lessor Mortgage, the Japanese Assumption Agreement, the Japanese Confirmation, the Primary Lessor Comfort Letter, the Parent Letter, and an acceptance certificate covering the Aircraft in the form agreed to by Primary Lessor and Lessee.

     "Renewal Term" means the Fixed Renewal Term or any Fair Market Renewal Term as those terms are defined in Section 19 hereof.

     "Rent" means Basic Rent and Supplemental Rent, collectively.

     "Restricted Period" shall mean the period from the Delivery Date until December 31, 1996.

     "Stipulated Loss Value" with respect to the Aircraft as of any date through and including the last day of the Basic Term, means the amount determined by multiplying Lessor's Cost for

                           [First Amended and Restated Lease Agreement (1989 I)]

the Aircraft by the percentage specified in Exhibit C hereto opposite the Stipulated Loss Value Date with respect to which the amount of Stipulated Loss Value is determined (as such Exhibit C may be adjusted from time to time as provided in Section 3(c) hereof and in Section 8 of the Tax Indemnity Agreement). "Stipulated Loss Value" with respect to the Aircraft, as of any date during any Renewal Term, shall be the amount determined as provided in Section 19 hereof, as such amount may be adjusted from time to time. The Stipulated Loss Values as determined pursuant to this Lease or the Tax Indemnity Agreement shall be at all times sufficient to repay the aggregate unpaid principal amount of the outstanding Certificates, together with all unpaid interest accrued thereon. It is understood and agreed that the percentages specified in Exhibit C take fully into account the amount and application of each installment of Basic Rent, so that no additional accrual or credit of Basic Rent is to be made in respect thereof, except as otherwise expressly provided herein. To the extent that an event giving rise to an obligation to pay any Stipulated Loss Value occurs, and the actual date on which the loss of tax benefits resulting from such event occurs shall be earlier or later than the date assumed in calculating the Federal income tax consequences reflected in the applicable Stipulated Loss Value, such Stipulated Loss Value shall be appropriately adjusted to reflect the actual date of such event, but shall be otherwise based on the original assumptions used in determining such Stipulated Loss Value.

     "Stipulated Loss Value Date" means the 15th calendar day of each calendar month during the Interim Term, the Basic Term and any Renewal Term.

     "Sublease" means any sublease permitted by the terms of Section 7(b)(viii) hereof.

     "Sublessee" means any Person for so long, but only so long, as such Person is in possession of the Airframe and/or any Engine pursuant to the terms of a Sublease which is then in effect pursuant to Section 7(b)(viii) hereof.

     "Supplemental Rent" means all amounts, liabilities and obligations (other than Interim Rent and Basic Rent) which Lessee assumes or agrees to pay to Lessor or others hereunder or under any of the other Operative Documents (excluding, however, any amounts, liabilities or obligations referenced in the Relevant Documents), including, without limitation, any amount payable by the Owner Trustee under Section 2.01 of the Indenture, payments of Stipulated Loss Value and Termination Value and amounts calculated by reference thereto, premium on the Certificates and indemnity payments. The parties acknowledge that Supplemental Rent is a general category and, accordingly, agree that any provision of any Operative Document which calls for the payment of Supplemental Rent and also calls for the payment of specific items which are includable in Supplemental Rent is not to be interpreted as requiring any double payment.

     "Tax Indemnity Agreement" means that certain Amended and Restated Tax Indemnity Agreement (1989 I), dated as of the date hereof, between Owner Participant and Lessee, as

                           [First Amended and Restated Lease Agreement (1989 I)]

originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

     "Tax Indemnitee" means the Owner Participant, the Owner Participant Guarantor, the Owner Trustee, in its individual capacity and as trustee under the Trust Agreement, the Trust Estate, the Indenture Estate, the Indenture Trustee, in its individual capacity and as trustee under the Trust Indenture, each Pass Through Trustee (so long as the Pass Through Trustees are Certificate Holders) solely in its capacity as Pass Through Trustee but not as a Certificate Holder, and each of their respective Affiliates, successors, permitted assigns, directors, officers, employees, servants and agents.

     "Taxes" means any and all fees (including, without limitation, license, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), licenses levies, imposts, duties, recording charges or fees, charges, assessments, or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax and interest thereon.

     "Taxing Authority" means any federal, state or local government or other taxing authority in the United States or any foreign government or any political subdivision or taxing authority thereof or any territory or possession of the United States or any international authority with the power to imposes Taxes of any kind.

     "Term" means the Interim Term, the Basic Term and, if actually entered into, any Renewal Term.

     "Termination Date" has the meaning set forth in Section 9(a)(3) hereof.

     "Termination Value" with respect to the Aircraft as of any date through and including the last day of the Basic Term means the amount determined by multiplying Lessor's Cost for the Aircraft by the percentage specified in Exhibit D hereto opposite the Termination Date with respect to which the amount of Termination Value is determined (as such Exhibit D may be adjusted from time to time as provided in Section 3(c) hereof and in Section 8 of the Tax Indemnity Agreement). The Termination Values as determined pursuant to this Lease or the Tax Indemnity Agreement shall be at all times sufficient to repay the aggregate unpaid principal amount of the outstanding Certificates, together with all unpaid interest accrued thereon. To the extent that an event giving rise to an obligation to pay any Termination Value occurs, and the actual date on which the loss of tax benefits resulting from such event occurs shall be earlier or later than the date assumed in calculating the Federal income tax consequences reflected in the applicable Termination Value, such Termination Value shall be appropriately adjusted to reflect the actual date of such event, but shall be otherwise based on the original assumptions used in determining such Termination Value.

                           [First Amended and Restated Lease Agreement (1989 I)]

     "Transaction Expenses" means (i) the reasonable and actual fees, expenses and disbursements of (1) Day, Berry & Howard, special counsel for the Indenture Trustee, (2) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma,
(3) McDermott, Will & Emery, special counsel for Lessee (but only to the extent the same relate to documenting and negotiating the transaction and specifically excluding the same to the extent the same relates to advising Lessee), (4) Shipman & Goodwin LLP, special counsel for Lessor, (5) Shearman & Sterling, special counsel to the original Certificate Holder, (6) White & Case, special counsel to the Holders of the Series A Certificates, and (7) Yuasa and Hara, special Japanese counsel for Lessor and the Indenture Trustee, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements in connection with the transactions contemplated hereby, (iii) the initial fee and reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture, (iv) the fee of AVMARK, Inc. with respect to the appraisal of the Aircraft required on or before the Delivery Date pursuant to Section 4(a) (xviii) of the Participation Agreement, (v) the private placement fees payable pursuant to Section 20(i) of the Participation Agreement, (vi) printing and distribution costs relating to the transactions contemplated by the Operative Documents, (vii) all airline ticket fares, to the extent travel is effected on United Air Lines, Inc., incurred by the Certificate Holders in connection with the transactions contemplated by the Operative Documents, (viii) all reasonable expenses and out-of-pocket costs of Lessor, not to exceed an aggregate of $10,000, plus all airline ticket fares, to the extent travel is effected on United Air Lines, Inc., incurred in connection with the transactions contemplated by the Operative Documents, (ix) all reasonable expenses and out-of-pocket costs of Lessor or Owner Participant incurred in connection with the transactions contemplated by
Section 20 of the Original Participation Agreement and (x) the closing fee of the original Certificate Holder.

     "Trust Agreement" means that certain Trust Agreement (1989 I) dated as of the date hereof between the Owner Participant and State Street Bank and Trust Company, in its individual capacity, as originally executed or as modified, amended or supplemented in accordance with the applicable provisions thereof and the terms of the Trust Indenture, including, without limitation, any Trust Supplement entered into pursuant to the applicable provisions thereof.

     "Trust Estate" has the meaning set forth in the Trust Agreement, but in any event includes all Lessor Aircraft Assets.

     "Trust Indenture" means that certain Amended and Restated Trust Indenture and Mortgage (1989 I), dated as of the date hereof, between Lessor and the Indenture Trustee, as originally executed or as modified, amended or supplemented in accordance with the provisions thereof.

     "Trust Indenture Estate" has the meaning assigned to the term "Indenture Estate" in the Trust Indenture.

                           [First Amended and Restated Lease Agreement (1989 I)]

     "Trust Office" has the meaning set forth in the Trust Indenture.

     "Trust Supplement" means a Supplement to the Amended and Restated Trust Indenture, substantially in the form of Exhibit A to the Trust Indenture.

     "U.S." means the United States of America.

     "U.S. Air Carrier" means a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

     "U.S. Ownership Interest" means all right, title and interest in and to the Aircraft conveyed to the Original Lessor pursuant to the Japanese Lease Assignment and Lessor's Purchase Agreement, which interest the Lessee, Lessor and Owner Participant agree constitutes ownership of the Aircraft for United States tax purposes.

     "Wet Lease" means any arrangement whereby the Lessee agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) shall be operated solely by regular employees of Lessee possessing all current certificates and licenses that would be required under the Federal Aviation Act for the performance by such employees of similar functions within the United States of America (it is understood that cabin attendants need not be employees of Lessee) and (ii) shall be maintained by Lessee in accordance with its normal maintenance practices.

     SECTION 2.  Acceptance and Lease.  It is hereby acknowledged that Original
                 --------------------
Lessor acquired the U.S. Ownership Interest from Lessee pursuant to the Japanese Lease Assignment and simultaneously leased the Aircraft to Lessee under the Original Lease, and Lessee leased from Lessor under the Original Lease, the Aircraft as evidenced by the execution by Lessor and Lessee of a Lease Supplement leasing the Aircraft. Lessor authorized one or more employees of Lessee, designated by Lessee in writing, as the authorized representative or representatives of Lessor to accept delivery of the Aircraft. Such representatives accepted delivery of the Aircraft for all purposes of the Original Lease and this Lease. Lessor hereby agrees to lease the Aircraft to Lessee and Lessee hereby agrees to lease the Aircraft from Lessor, on the terms and subject to the conditions set forth in this Lease.

     SECTION 3.  Term and Rent.
                 -------------

          (a)  Interim Term and Basic Term. The Interim Term commenced on
               ---------------------------
the Delivery Date and ended on and included the day immediately preceding the Commencement

                           [First Amended and Restated Lease Agreement (1989 I)]

Date. The Basic Term commenced on the Commencement Date and shall end on and include February 15, 2015, or such earlier date as this Lease may be terminated in accordance with the provisions hereof.

          (b)  Basic Rent.
               ----------

          During the Term, from and including the Delivery Date up to and including the Effective Date, Lessee paid Basic Rent in accordance with Section 3(b)(i) of the Original Lease. From the Effective Date, Lessee shall pay Basic Rent for the Aircraft on each Lease Period Date occurring after the Effective Date during the remaining Term in immediately available dollars, in the amounts and on the dates set forth in Exhibit B hereto. Each such payment of Basic Rent shall be allocated in accordance with Exhibit B-1 hereto, and the Lessee and the Lessor agree that such allocation is intended to constitute an allocation of fixed rent to the periods indicated on such Exhibit B-1 hereto within the meaning of Treasury Regulation ss.1.467-1(c)(2)(ii)(A). Basic Rent shall be payable in advance on certain Lease Period Dates and in arrears on certain Lease Period Dates, as specified in Exhibit B hereto.

          (c)  Adjustments to Basic Rent, Excess Amount, Stipulated Loss Values
               ----------------------------------------------------------------
and Termination Values.
----------------------

          (i) In the event that there shall be an optional redemption or refinancing of the Certificates in accordance with Section 17 of the Participation Agreement, then the Basic Rent and Excess Amount set forth in Exhibit B, the Stipulated Loss Value percentages set forth in Exhibit C and the Termination Value percentages set forth in Exhibit D shall be adjusted (upwards or downwards as the case may be) using the same methods and assumptions used to calculate Basic Rent and Excess Amount and Stipulated Loss Value and Termination Value percentages as set forth in Exhibits B, C and D, respectively, in each case in compliance with clauses (iv) and (v) of this paragraph (c) and in order to: (1) maintain Net Economic Return and
     (2) minimize the Net Present Value of Rents to Lessee to the extent possible consistent with clause (1) hereof. Prior to the Refinancing Date only, in the event a new Funding Period is selected for the Certificates in accordance with Section 7.04 of the Trust Indenture, then in each case the Basic Rent and Excess Amount (if such event occurs prior to the Refinancing
     Date) set forth in Exhibit B, the Stipulated Loss Value percentages set forth in Exhibit C and the Termination Value percentages set forth in Exhibit D shall be adjusted (upwards or downwards as the case may be) using the same methods and assumptions (as modified on account of the prior occurrence of any of the events referred to above) used to calculate Basic Rent and Excess Amount and Stipulated Loss Value and Termination Value percentages as set forth in Exhibits B, C and D, respectively, in each case in compliance with clauses (iv) and (v) of this paragraph (c) and in order to: (1) maintain Net Economic Return and

                           [First Amended and Restated Lease Agreement (1989 I)]

     (2) minimize the Net Present Value of Rents to Lessee to the extent possible consistent with clause (1) hereof.

          (ii) On the Refinancing Date, Lessee and Lessor shall revise Exhibits B, B-1, C and D hereto in accordance with the terms of the Note Purchase Agreement and shall amend this Lease accordingly.

          (iii) Any recalculation of Basic Rent and Excess Amount and Stipulated Loss Value and Termination Value percentages pursuant to this Section 3(c) shall be determined by Owner Participant on behalf of Lessor and shall be subject to the verification procedures set forth in Exhibit E hereto. Such recalculated Basic Rent and Excess Amount and Stipulated Loss Value and Termination Value percentages shall be set forth in an amendment or supplement hereto; provided, however, that any such recalculation shall be effective upon such determination or verification, as the case may be, notwithstanding that any such amendment or supplement shall not yet have been executed and delivered.

          (iv) Anything contained in the Participation Agreement or this Lease to the contrary notwithstanding, each installment of Basic Rent payable hereunder, whether or not adjusted in accordance with this Section 3(c), shall, together with the amount of the Excess Amount payable on the Commencement Date, and each payment of Termination Value and Stipulated Loss Value, whether or not adjusted in accordance with this Section 3(c) or
     Section 8 of the Tax Indemnity Agreement, and all other amounts payable simultaneously by Lessee pursuant to this Lease, excluding however, Excluded Payments, in each case be in an amount at least sufficient to pay in full, on the date on which such payment is due, any payments then required to be made on account of the principal amount (and premium, if any) of and interest on the Certificates then outstanding. It is agreed that no installment of Basic Rent or payment of Excess Amount, Termination Value or Stipulated Loss Value shall be increased or adjusted by reason of
     (A) any attachment or diversion of Rent on account of (x) Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) or (y) any other Lien on or against the Lessor Aircraft Assets, any part thereof or the Operative Documents arising as a result of claims against the Indenture Trustee or any Certificate Holder not related to the transactions contemplated by the Operative Documents, (B) any modification of the payment terms of the Certificates made without the prior written consent of Lessee (other than such as may be permitted without Lessee's consent pursuant to the express terms of any Operative Document and so long as any such modification does not increase any amount payable by Lessee hereunder) or (C) the acceleration of any Certificate due to the occurrence of an "Event of Default" (as such term is defined in the Trust Indenture) which does not constitute an Event of Default hereunder.

                           [First Amended and Restated Lease Agreement (1989 I)]

          (v) All adjustments to Basic Rent under this Section 3(c) shall be consistent with the requirements of: (A) Rev. Proc. 75-21 and Rev. Proc. 75-28, as modified and in effect on the Delivery Date to the same extent and in the same manner that such requirements were satisfied in calculating Basic Rent as originally set forth in Exhibit B, and (B) Section 467 of the Code, or any successor provision thereof, as in effect on the date of such adjustment.

          (d)  Supplemental Rent. Lessee shall pay (or cause to be paid)
               -----------------
promptly to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent constituting Stipulated Loss Value or Termination Value as the same shall become due and owing and all other amounts of Supplemental Rent within five Business Days after demand or within such other relevant period as may be provided in any Operative Document, and in the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or in any other Operative Document or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall pay as Supplemental Rent when due any amount of premium payable under the Trust Indenture and all amounts payable by Owner Trustee pursuant to Section 2.01 of the Trust Indenture. Lessee also will pay to Lessor, or to whomsoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate with respect to any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period until the same shall be paid.

          (e)  Payments in General. All payments of Rent payable to Lessor shall
               -------------------
be made directly by Lessee by wire transfer of immediately available funds prior to 11:00 a.m., New York time, on the date of payment in Dollars, to Lessor at its office at 2 Avenue de Lafayette, Boston, MA 02111-1724, Attention: Corporate Trust Department (or such other office of Lessor in the continental United States or such other account as Lessor shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due); provided, that until Lessee shall have received notice from the Indenture Trustee to the contrary, Lessor hereby directs and Lessee agrees, that all Basic Rent shall be paid directly to the Indenture Trustee at the times and in funds specified in this Section 3(e) at the offices of the Indenture Trustee at 225 Asylum Street, Goodwin Square, Hartford, CT 06103, Attention: Corporate Trust Department (or such other office of Indenture Trustee in the continental United States or such other account as Indenture Trustee shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Basic Rent is due).

          Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on

                           [First Amended and Restated Lease Agreement (1989 I)]

such next succeeding Business Day) no interest shall accrue on the amount of such payment, from and after such scheduled date.

     SECTION 4.  Lessor's Representations and Warranties.  LESSOR LEASES AND
                 ---------------------------------------
LESSEE TAKES THE AIRCRAFT "AS-IS, WHERE-IS." LESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN LESSOR, STATE STREET BANK AND TRUST COMPANY, IN ITS INDIVIDUAL CAPACITY, ANY PARTICIPANT, THE INDENTURE TRUSTEE, AND LESSEE (A) THE AIRFRAME AND EACH ENGINE IS OF SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (B) LESSEE IS SATISFIED THAT THE AIRFRAME AND EACH ENGINE IS SUITABLE FOR ITS PURPOSES, (C) NEITHER LESSOR NOR OWNER PARTICIPANT IS A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, AND (D) NEITHER LESSOR, THE INDENTURE TRUSTEE NOR THE OWNER PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, CONDITION, DESIGN, OPERATION, VALUE, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except as set forth in Sections 8(f)(vi) and 8(p)(ii) of the Participation Agreement as to title and except that State Street Bank and Trust Company, in its individual capacity, (i) represents and warrants that on the Effective Date, Lessor shall have received whatever title to the Aircraft was conveyed to it by Owner Participant, (ii) represents and warrants that on the Effective Date the Aircraft shall be free of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) attributable to it in its individual capacity, (iii) covenants that it will not, through its own actions or inactions, in such capacity, interfere in Lessee's quiet enjoyment, use operation or possession of the Aircraft unless this Lease shall have been declared in default pursuant to
Section 15 hereof, (iv) agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it in its individual capacity on or with respect to the Airframe or any Engine or any portion of the Trust Estate and (v) represents and warrants that it is a Citizen of the United States and agrees that if at any time it shall cease to be a Citizen of the United States, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any adverse effect on the Owner Participant, the Certificate Holders or Lessee), effective upon the appointment of a successor Owner Trustee in accordance with the provisions of the Trust Agreement. None of the provisions of this Section 4 or any other provision of this Agreement shall be deemed to amend, modify or otherwise affect the representations, warranties

                           [First Amended and Restated Lease Agreement (1989 I)]

or other obligations (express or implied) of the Manufacturer, any affiliate thereof, any subcontractor or supplier of the Manufacturer, or any affiliate thereof, with respect to the Airframe, the Engines, or any Parts, or to release the Manufacturer, any affiliate thereof, or any such subcontractor or supplier from any such representation, warranty or obligation. Unless a Default or an Event of Default shall have occurred and be continuing, Lessor agrees to make available to Lessee such rights as Lessor may have under any warranty with respect to the Aircraft made by the Manufacturer, any affiliate thereof, or any of their respective subcontractors or suppliers and any other claims against the Manufacturer, any affiliate thereof, or any such subcontractor or supplier with respect to the Aircraft.

     SECTION 5.  Return of the Aircraft.
                 ----------------------

          (a)  Condition Upon Return. Unless purchased by Lessee pursuant to
               ---------------------
Section 9(b) or Section 19 hereof, upon the termination of this Lease at the end of the Basic Term or any Renewal Term or pursuant to Section 9(c) or Section 15 hereof, Lessee, at its own expense, will return the Airframe to Lessor at a major airport on Lessee's route system in one of the forty-eight contiguous states of the United States chosen by Lessee, and Lessee will give Lessor ten days prior written notice of the place of such return; provided, however, that if Lessor shall have made the request for storage pursuant to Section 5(d) hereof, Lessee shall return the Aircraft to Lessor at the site of the storage (in which event Lessor shall reimburse Lessee for Lessee's out-of-pocket expenses in ferrying the Aircraft from the place it is located on the last day of the Term (provided, however, that if the Aircraft is located outside of the forty-eight contiguous states of the United States on the last day of the Term, then such expenses shall be calculated as if the Aircraft was located in San Francisco, California on the last day of the Term) to such storage site). At the time of such return, (A) Lessee will, unless otherwise requested by Lessor to retain the existing registration of the Aircraft, at least 90 days prior to the return hereunder, cause the Aircraft, if it is not then so registered, to be registered under the laws of the United States with the FAA in the name of the Lessor or its designee, provided that Lessee shall be relieved of its obligations under this sentence if such registration is prohibited by reason of the failure of Lessor or its designee to be eligible on such date to own an aircraft registered with the Federal Aviation Administration, and (B) the Airframe will be fully equipped with the Engines (or other United Technologies Corporation, Pratt & Whitney Group, Model PW4056 engines or four engines of the same or another manufacturer of equivalent value and utility and suitable for installation and use on the Airframe; provided that all four engines shall be of the same make, model and manufacturer) installed thereon. Also, at the time of such return, such Airframe and Engines or engines (i) shall be certified (or, if not then registered under the Federal Aviation Act by reason of the proviso to clause (A) in the preceding sentence or because Lessor has not so requested the registration of the Aircraft, shall be eligible for certification) as an airworthy aircraft by the Federal Aviation Administration, (ii) shall be free and clear of all Liens (other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) and rights of third parties under pooling, interchange, overhaul, repair or other similar agreements or arrangements, (iii) shall be in a regular passenger configuration used by

                           [First Amended and Restated Lease Agreement (1989 I)]

Lessee, in as good operating condition as when delivered by the Manufacturer to Lessee, ordinary wear and tear excepted, and otherwise in the condition required to be maintained under and subject to Lessee's FAA-approved maintenance plan, irrespective of whether such Airframe or Engines have been under Sublease during the Term, (iv) in the event that Lessee shall not be using a continuous maintenance program with respect to the Airframe immediately prior to such return but instead shall be using a block overhaul program with respect to the Airframe, then (A) such block overhaul program shall have been approved by all necessary governmental approvals of the country under the laws of which the Aircraft shall then have been registered and (B) the Airframe shall have remaining until the next scheduled block overhaul at least 25% of the allowable hours between block overhauls permitted under the block overhaul program then used by Lessee, (v) in the event that Lessee during the period of operation of the Aircraft immediately prior to such return shall not have been using an on-condition maintenance program with respect to the Engines or engines, Lessee agrees that the average number of hours or cycles of operation (whichever shall be applicable under the maintenance program then in use with respect to such Engines or engines) on such Engines or engines remaining until the next scheduled engine heavy maintenance shall be at least 25% of the hours or cycles (whichever shall be applicable) between engine heavy maintenance allowed under the maintenance program then in use with respect to such Engines or engines,
(vi) shall have all Lessee's and any Sublessee's exterior markings removed or painted over with the areas thereof refinished to match adjacent areas, and
(vii) shall be in a state of cleanliness suitable under Lessee's normal service standards for operation in Lessee's revenue passenger service, and in all such cases the Aircraft shall not have been discriminated against whether by reason of its leased status or otherwise in maintenance, use, operation or in any other manner whatsoever.

          In the event that upon a return of the Aircraft pursuant to this
Section 5, Lessee and Lessor cannot agree as to whether Lessee, during the period of operation of the Aircraft immediately prior to such return, shall have been using a continuous maintenance program or a block overhaul program with respect to the Airframe, then Lessee and Lessor shall mutually appoint an independent third party, satisfactory to both Lessee and Lessor, who shall make such a determination, which determination shall be conclusive and final. Lessee will provide, on a confidential basis, such independent third party with the maintenance program and records applicable to the Aircraft necessary to make such determination. The fee of such third party shall be paid equally by Lessor and Lessee.

          If clause (iv) of the first paragraph of this Section 5(a) shall be applicable but the Airframe does not meet the conditions specified in said clause (iv), Lessee shall pay or cause to be paid to Lessor a Dollar amount computed by multiplying (i) 120% of the direct cost to Lessee (based upon the direct cost to Lessee for similar aircraft in the fleet of Lessee) during the preceding 12 months of performing an airframe block overhaul of the type referred to in such clause (iv) by (ii) a fraction of which (x) the numerator shall be the excess of 25% of hours of operation allowable between such block overhauls over the actual number of hours of operation remaining on the Airframe to the next such block overhaul and (y) the denominator shall be the

                           [First Amended and Restated Lease Agreement (1989 I)]

number of hours of operation allowable between such block overhauls in accordance with such block overhaul program.

          If clause (v) of the first paragraph of this Section 5(a) shall be applicable but the Engines or engines do not meet the conditions specified in said clause (v), Lessee shall pay or cause to be paid to Lessor a Dollar amount, in regard to each Engine or engine, as the case may be, computed by multiplying
(i) 120% of the direct cost to Lessee (based upon the direct cost to Lessee for similar aircraft in the fleet of Lessee) during the preceding 12 months of performing for an engine of the same model as the Engines the scheduled engine heavy maintenance under the maintenance program then used by Lessee for engines of the same model as the Engines, by (ii) a fraction of which (x) the numerator shall be the excess of 25% of the hours or cycles of operation of one Engine (whichever is applicable) between engine heavy maintenance allowable under the maintenance program then in use with respect to such Engines or engines over the actual average number of hours or cycles of operation on all four Engines or engines remaining until the next such scheduled engine heavy maintenance and (y) the denominator shall be the number of hours or cycles allowable between such scheduled engine heavy maintenance.

          During the last six months of the Term (unless Lessee shall have elected to purchase the Aircraft or renew this Lease in accordance with the terms of this Lease), with reasonable notice, Lessee will cooperate, and cause any Sublessee to cooperate, at Lessor's sole cost, in all reasonable respects with the efforts of Lessor to sell or lease the Aircraft, including, without limitation, permitting prospective purchasers or lessees to inspect the Aircraft and any records then required to be maintained by the FAA or by the applicable government agency of the country in which the Aircraft is registered, all in accordance with Section 12 hereof, provided that any such cooperation shall not interfere with the normal operation or maintenance of the Aircraft by, or the business of, Lessee or any Sublessee.

          (b)  Return of the Engines.  In the event that any engine not owned by
               ---------------------
Lessor (or so long as the Japanese Lease is in effect, in which legal title is not held by Primary Lessor) shall be delivered with the returned Airframe as set forth in paragraph (a) of this Section 5, Lessee, concurrently with such delivery, will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor (or so long as the Japanese Lease is in effect, to Primary Lessor) a full warranty (as to title) bill of sale with respect to each such engine, in form and substance reasonably satisfactory to Lessor (together with an opinion of counsel (which may be Lessee's General Counsel) to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such engines are free and clear of all Liens other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), against receipt from Lessor of a bill of sale evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine not installed on the Airframe at the time of the return of the Airframe.

                           [First Amended and Restated Lease Agreement (1989 I)]

          (c)  Fuel; Manuals.  Upon the return of the Airframe upon any
               -------------
termination of this Lease in accordance with paragraph (a) of this Section 5,
(i) Lessor shall pay Lessee, as compensation for any fuel or oil contained in the fuel or oil tanks of such Airframe, the value of such fuel or oil as calculated by reference to the then-current market price of fuel or oil, as the case may be, and (ii) Lessee shall deliver or cause to be delivered to Lessor all logs, manuals and data and inspection, modification and overhaul records required to be maintained with respect to the Airframe, the Engines or any Part under applicable rules and regulations of each country under the laws of which the Aircraft has been registered during the period of operation thereof.

          (d)  Storage Upon Return. If, at least 30 days prior to termination of
               -------------------
this Lease at the end of the Basic Term or any Renewal Term, or pursuant to
Section 9(c) or Section 15, Lessee receives from Lessor a written request for storage of the Aircraft upon its return hereunder, Lessee will provide Lessor, or cause Lessor to be provided, with storage facilities for the Aircraft (at Lessor's risk and at Lessor's cost for insurance, maintenance, and Lessee's out-of-pocket expenses other than storage fees) for a period not exceeding forty-five days, commencing on the date of such termination, at a location in the forty eight contiguous United States selected by Lessee and reasonably acceptable to Lessor and used as a location for the storage of aircraft.

     SECTION 6. Liens.  Lessee will not directly or indirectly create, incur,
                -----
assume or suffer to exist any Lien on or with respect to the Aircraft, title thereto or any interest therein or in this Lease, except (i) the respective rights of Lessor and Lessee as herein provided (including the rights of any Sublease permitted pursuant to Section 7(b) and the rights permitted by Section 8(b)), the Lien of the Japanese Lease, the Primary Lessor Mortgage and the Trust Indenture, and any other rights existing pursuant to the Operative Documents,
(ii) Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), (iii) Liens for Taxes of Lessee (or any Sublessee) either not yet due or being contested in good faith by appropriate proceeding so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (iv) materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of Lessee's or any Sublessee's business securing obligations that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein,
(v) Liens arising out of any judgment or award against Lessee (or any Sublessee), so long as there does not exist a material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein as a result of such judgment or award, or unless the judgment secured shall not, within 45 days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within 45 days after the expiration of such stay, (vi) any other Lien with respect to which Lessee (or any Sublessee) shall have provided a bond or other security in an amount and under terms reasonably satisfactory to Lessor, and (vii)

                           [First Amended and Restated Lease Agreement (1989 I)]

any Permitted Lien as the same is defined in the Japanese Lease. Lessee will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

     SECTION 7. Registration, Maintenance and Operation; Possession and
                -------------------------------------------------------
Sublease; Insignia.
------------------

          (a)  Registration, Maintenance and Operation.
               ---------------------------------------

               (1)  Registration and Maintenance. Lessee, at its own cost and
                    ----------------------------
     expense, shall (or shall cause any Sublessee to): (i) on the Effective Date, cause the Aircraft to be duly registered in the name of Lessor, and, subject to subparagraph (3) of this Section 7(a), to remain duly registered in the name of Lessor under the Federal Aviation Act (except as otherwise required by applicable law or to the extent that such registration cannot be effected because of Lessor's or Owner Participant's failure to comply with the citizenship or other eligibility requirements for registration of aircraft under such Act), provided that Lessor and Owner Participant shall execute and deliver all such documents as Lessee (or any Sublessee) may reasonably request for the purpose of effecting and continuing such registration, and Lessee shall cause the Primary Lessor Mortgage and the Trust Indenture to be duly recorded and maintained of record as a mortgage on the Aircraft in all jurisdictions reasonably requested by the Indenture Trustee; (ii) maintain, service, repair, test and overhaul (or cause to be maintained, serviced, repaired, tested and overhauled) the Aircraft (and any engine which is not an Engine but which is installed on the Aircraft);
     (x) so as to keep the Aircraft in as good operating condition as on the Delivery Date, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification for the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage in accordance with applicable regulations) under (I) the Federal Aviation Act, except when all Boeing Model 747-422 aircraft (powered by engines of the same type as those with which the Airframe shall be equipped at the time of such grounding) registered in the United States have been grounded by the FAA, or (II) the applicable laws of any other jurisdiction in which the Aircraft may then be registered from time to time, except when all Boeing Model 747-422 aircraft (powered by engines of the same type as those with which the Aircraft shall be equipped at the time of such grounding) registered in such jurisdiction have been grounded by the aeronautical authorities of such jurisdiction; and (y) in the same manner as Lessee (or, if under Sublease, Sublessee) maintains, services, repairs, tests or overhauls similar aircraft operated by Lessee (or, if under Sublease, Sublessee) in similar circumstances and without in any way discriminating against the Aircraft (including, without limitation, in regard to terminating any airworthiness directive issued by the FAA in regard to the Aircraft), whether by reason of its leased status or otherwise, or such other manner as shall have been approved by

                           [First Amended and Restated Lease Agreement (1989 I)]

     Lessor; (iii) maintain or cause to be maintained all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA and the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered (which records, logs and other materials shall, as between Lessor and Lessee and all parties claiming through Lessee, be the property of Lessor but shall be maintained by Lessee during the Term of this Lease and shall become the property of Lessee upon Lessee's purchase of the Lessor's interest in the Aircraft pursuant to the terms of this Lease or upon the occurrence of an Event of Loss and Lessee's compliance with Section 10(a)(i)); and (iv) promptly furnish or cause to be furnished to Lessor or Owner Participant such information as may be required to enable Lessor to file any reports required to be filed by Lessor or Owner Participant with any governmental authority because of Lessor's or Owner Participant's interest in the Aircraft.

          (2)  Operation.  Lessee will not (and will not permit any Sublessee
               ---------
     to) maintain, use, service, repair, overhaul, test or operate the Aircraft in violation of any law or any rule, regulation, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except that, after providing Lessor with written notice stating all relevant facts with respect thereto, Lessee or any Sublessee may contest in good faith the validity or application of any such law, rule, regulation, order, certificate, license, registration or violation in any reasonable manner which does not materially adversely affect the Lessor, Owner Participant, any Certificate Holder (on or prior to the Refinancing Date only), or any of their respective legal and economic interests in or to the Aircraft or any Operative Documents, but only so long as such contest does not involve any risk of criminal liability or any material risk of civil liability to Lessor or Owner Participant for which Lessor or Owner Participant is not indemnified. If the indemnities or insurance from the United States Government specified in Section 11(f), or some combination thereof in amounts equal to amounts required by Section 11(f) hereof, have not been obtained, Lessee will not operate the Aircraft, or suffer or permit any Sublessee or any other Person to operate the Aircraft in or to any area excluded from coverage by any insurance required to be maintained by the terms of Section 11 or in any war zone or recognized or, in the reasonable judgment of Lessee, threatened, area of hostilities, unless covered by appropriate war risk insurance; provided, however, that the failure of Lessee to comply with the provisions of this sentence shall not give rise to an Event of Default hereunder where such failure is attributable to (i) causes beyond the reasonable control of Lessee or any Sublessee and (ii) extraordinary circumstances involving an isolated occurrence or series of events not in the ordinary course of the regular operations of Lessee or any Sublessee.

          (3)  Reregistration. So long as no Default or Event of Default shall
               --------------
     have occurred and be continuing, at any time after the Restricted Period and upon 30 days' prior written notice, Lessor shall, at the request and sole expense of Lessee,

                           [First Amended and Restated Lease Agreement (1989 I)]

     cooperate with Lessee and take all actions requested by Lessee to change the country of registration of the Aircraft (i) upon compliance with
     Section 8(e) of the Participation Agreement, to any country listed in Exhibit G hereto, as in effect from time to time, and with which country the United States maintains diplomatic relations at the time of such registration (no action need be taken by Lessee if such diplomatic relations are severed subsequent to such registration) or (ii) upon compliance with all of the terms of Section 8(e) of the Participation Agreement, to any other country with which the United States maintains diplomatic relations at the time of such registration (no action need be taken by Lessee if such diplomatic relations are severed subsequent to such registration).

               (4)  Operating Certificates. So long as no Event of Default has
                    ----------------------
     occurred and is continuing, Lessor hereby authorizes Lessee to act as its agent for the purpose of obtaining any required replacement operating certificates from the FAA. This authority includes, but is not limited to, obtaining Registration Certificates, Airworthiness Certificates, Certificates of Sanitary Construction, Ferry Permits and Experimental Operating Permits. In particular, this authority includes the ability to make use of Exemption No. 5318 issued by the FAA. This authority will allow duly authorized personnel of Lessee to sign any application forms required in the process of obtaining such operating certificates, and this authority will also allow such personnel, where necessary and appropriate, to sign certificates as the attorney-in-fact for Lessor. Lessee hereby agrees that it will notify Lessor of any action that it has taken in accordance with this Section 7(a)(4) as agent for the Lessor.

          (b)  Possession and Subleases.  Lessee will not, without the prior
               ------------------------
written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe; provided that, so long as no Default or Event of Default shall have occurred and be continuing at the time of such sublease, delivery, transfer or relinquishment of possession or installation, Lessee may, without the prior written consent of Lessor:

          (i) subject the Airframe and the Engines or engines then installed thereon to normal interchange agreements or any Engine to normal pooling or similar arrangements, in each case customary in the airline industry and entered into by Lessee (or any Sublessee) in the ordinary course of its business and, in the case of the Airframe, with a U.S. Air Carrier or a Permitted Sublessee or any other air carrier reasonably approved by Lessor; provided, that (A) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe or any Engine, and (B) if, in spite of Lessee's reasonable efforts to prevent the same, Lessor's interest in any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and Lessee shall (or shall cause Sublessee to) comply with Section 10(b) hereof in respect thereof;

                           [First Amended and Restated Lease Agreement (1989 I)]

          (ii) deliver possession of the Airframe or any Engine to the manufacturer thereof or to any other Person for testing, service, repair, maintenance or overhaul work on the Airframe or Engine or any Part of any thereof or for alterations or modifications in or additions to such Airframe or Engine to the extent required or permitted by the terms of Sections 7(a) and 8(c) hereof;

          (iii) install an Engine on an airframe owned by Lessee (or any Sublessee) which airframe is free and clear of all Liens, except: (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) the rights of third parties under interchange agreements which would be permitted under clause
     (i) above, provided that Lessor's interest in such Engine shall not be divested as a result thereof and (C) mortgage Liens or other security interests, provided that (as regards this clause (C)), such mortgage Liens or other security interests effectively provide that such Engine shall not become subject to the lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

          (iv) install an Engine on an airframe leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement, provided that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (B) Liens of the type permitted by subparagraph (iii) of this paragraph (b) and (y) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

          (v) install an Engine on an airframe owned by Lessee (or any Sublessee), leased to Lessee (or any Sublessee) or purchased by Lessee (or any Sublessee) subject to a conditional sale or other security agreement under circumstances where neither subparagraph (iii) nor subparagraph (iv) of this paragraph (b) is applicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and Lessee shall (or shall cause any Sublessee to) comply with Section 10(b) hereof in respect thereof, Lessor not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by Lessee with such Section 10(b);

          (vi) transfer (or permit any Sublessee to transfer) possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program for a period, including all permissible renewal periods (so long as such renewal options have been irrevocably exercised by Lessee), that does not extend beyond the end of the Term so long as Lessee (or any

                           [First Amended and Restated Lease Agreement (1989 I)]

     Sublessee) shall promptly notify Lessor (x) upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to the Civil Reserve Air Fleet Program and
     (y) of the name and address of the Contracting Office Representative for the Military Airlift Command of the United States Air Force to whom notice must be given pursuant to Section 15 hereof;

          (vii) transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to a contract, a copy of which shall be provided to Lessor provided that the term of such contract, including all permissible renewal periods (so long as such renewal options have been irrevocably exercised by Lessee), shall not continue beyond the end of the Term; or

          (viii) so long as the Sublessee is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the sublease is entered into, Lessee may, at any time (subject to the notice requirements specified in the second to last paragraph of this Section 7(b)), in its sole discretion, enter into a sublease with (1) a U.S. Air Carrier, (2) after the Restricted Period, any Permitted Sublessee, (3) after the Restricted Period, any other Person approved in writing by the Owner Participant, which approval shall not be unreasonably withheld if prior to Lessee's entering into such sublease, Lessor, Owner Participant and the Indenture Trustee receive an opinion of counsel reasonably acceptable to Lessor and Owner Participant that the terms of the sublease and other Operative Documents will be valid in the country where the Permitted Sublessee is domiciled; that no Participant is required to register to do business in the Sublessee's country of domicile; that there is no tort liability for owners not in possession that is more extensive than under United States law or any state law; that fair compensation in a currency freely convertible into United States dollars is mandated if there is requisition of use or title of the Aircraft by the country in which the Sublessee is domiciled (it being understood that if such opinion cannot be given in a form satisfactory to the Owner Participant) such opinion will be waived if insurance reasonably satisfactory to the Owner Participant is provided at Lessee's expense to cover such risk); that there exist no possessory rights in favor of the Sublessee which upon Lessee's bankruptcy or other Default hereunder (assuming the Sublessee is not bankrupt) would prevent the return of the Aircraft in accordance with the terms hereof or inhibit the Lessor's rights therein; or (4) any other Person approved in writing by the Owner Participant, which approval shall not be unreasonably withheld if conditions similar to those set forth in clause (viii)(3) above have been satisfied; provided, however, that no sublease, including all permissible renewal periods, entered into pursuant to this clause (viii) shall extend beyond the Basic Term or any Renewal Term then in effect, unless Lessee shall have irrevocably committed to purchase the Aircraft or renew this Lease in accordance with the terms hereof at the end of the Basic Term or Renewal Term, as the case may be, to a date beyond the latest permissible expiration date of such sublease.

                           [First Amended and Restated Lease Agreement (1989 I)]

     The rights of any Sublessee or other transferee who receives possession by reason of a transfer permitted by this paragraph (b) (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and the terms of any Sublease permitted by this Section 7(b) shall be subject and subordinate to, all the terms of this Lease, including, without limitation, the covenants contained in Section 7(a) hereof and Lessor's (and, so long as the Trust Indenture is in effect, the Indenture Trustee's (as Lessor's assignee)) rights to repossession pursuant to Section 15 hereof and to void such Sublease upon such repossession, and Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease to the same extent as if such Sublease or transfer had not occurred, and the terms of any such Sublease shall not permit any Sublessee to take any action not permitted to be taken by Lessee in this Lease with respect to the Aircraft. No pooling agreement, sublease or other relinquishment of possession of the Airframe or any Engine shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or constitute a waiver of Lessor's rights or remedies hereunder. Lessor agrees, for the benefit of Lessee (and any Sublessee) and for the benefit of any mortgagee or other holder of a security interest in any engine (other than an Engine) owned by Lessee (or any Sublessee), any lessor of any engine (other than an Engine) leased to Lessee (or any Sublessee) and any conditional vendor of any engine (other than an Engine) purchased by Lessee (or any Sublessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engine so owned, leased or purchased and that neither Lessor nor its successors or assigns will acquire or claim as against Lessee (or any Sublessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe. Lessee shall give the Lessor and the Indenture Trustee written notice (which notice, to the extent feasible, shall be given prior to entering into such Sublease) of any Sublease entered into pursuant to the terms hereof which has a term of more than three months. Lessee shall, upon request, provide Lessor with a copy of any Sublease hereunder which has a term of more than three months.

     Lessor acknowledges that any Wet Lease or similar arrangement under which Lessee maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 7(b). Lessor acknowledges that any consolidation or merger of Lessee or conveyance, transfer or lease of all or substantially all of Lessee's assets permitted by the Operative Documents shall not be prohibited by this Section 7(b).

     No sublease permitted pursuant to this Section 7(b) shall permit any further sub-subleasing of the Aircraft.

          (c)  Insignia.  On or prior to the Effective Date, or as soon
               --------
thereafter as practicable, Lessee agrees to affix and maintain (or cause to be affixed and maintained) in the cockpit of the Airframe adjacent to the registration certificate therein and on each Engine a nameplate bearing the inscription:

                           [First Amended and Restated Lease Agreement (1989 I)]

                                  Leased From

      State Street Bank and Trust Company, not in its individual capacity but solely as Owner Trustee, as Lessor

and, for so long as the Airframe and each Engine shall be subject to the Lien of the Trust Indenture, bearing the following additional inscription:

                                 Mortgaged To

              State Street Bank and Trust Company of Connecticut,
                  National Association, as Indenture Trustee

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor or successor Indenture Trustee, in each case as permitted under the Operative Documents).

          In addition, Lessee agrees that the nameplate required to be affixed to the Aircraft pursuant to Section 7(d) of the Japanese Lease will include the inscription "A security interest in SBF West Air Co., Ltd.'s title has been granted and assigned to United Air Lines, Inc. pursuant to the Aircraft Mortgage and Security Agreement dated as of July 28, 1989, and such security interest has further been assigned to BancBoston United Leasing LLC, pursuant to the Assignment of Japanese Lease Agreement dated as of August 1, 1989 and the Supplement to Assignment of Japanese Lease Agreement dated August 16, 1989 between United Air Lines, Inc. and BancBoston United Leasing LLC, which security interest has further been assigned to State Street Bank and Trust Company of Connecticut, National Association, pursuant to the First Amended and Restated Trust Indenture and Security Agreement dated as of July 20, 2000, and all such instruments have been recorded with the Federal Aviation Administration in Oklahoma City, Oklahoma, U.S.A."

          Except as above provided and as provided in the Japanese Lease, Lessee will not allow the name of any person, association or corporation to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided, that nothing herein contained shall prohibit Lessee (or any Sublessee) from placing its customary colors and insignia on the Airframe or any Engine. Lessee shall maintain the airworthiness certificate on the Aircraft. Upon termination of the Japanese Lease, Lessee agrees to promptly remove any nameplate affixed to the Airframe or any Engine which refers to the Primary Lessor.

                           [First Amended and Restated Lease Agreement (1989 I)]

     SECTION 8. Replacement and Pooling of Parts; Alterations, Modifications and
                ----------------------------------------------------------------
Additions.
---------

          (a)  Replacement of Parts. Lessee, at its own cost and expense, will
               --------------------
promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 8(c). All replacement Parts shall be free and clear of all Liens (except Permitted Liens, pooling arrangements permitted by Section 8(b) hereof and replacement Parts temporarily installed on an emergency basis) and shall be in as good an operating condition as and shall have a value and utility at least equal to the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts (other than Obsolete Parts) at any time removed from the Airframe or any Engine shall remain the property of Lessor (provided, that so long as the Japanese Lease is in effect, legal title to such Parts shall remain with the Primary Lessor, subject to the rights of Lessee under the Japanese Lease and Lessor under the Japanese Lease Assignment), no matter where located, until such time as such Parts shall be replaced by Parts which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine, without further act (subject only to Permitted Liens and any pooling arrangement permitted by Section 8(b) hereof and except replacement Parts temporarily installed on an emergency basis), (i) title shall vest in and such replacement Part shall become the property of Lessor (or, so long as the Japanese Lease is in effect, legal title shall vest in the Primary Lessor, subject to the rights of Lessee under the Japanese Lease and Lessor under the Japanese Lease Assignment) and shall become subject to this Lease and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine and (ii) the replaced Part shall no longer be the property of Lessor (and the Primary Lessor shall cease to hold legal title thereto) and shall no longer be deemed a Part hereunder.

          (b)  Pooling of Parts. Any Part may be subjected by Lessee (or any
               ----------------
Sublessee) to a pooling arrangement of the type which is permitted by Section 7(b)(i) hereof; provided, that the Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Section 8(a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part may be owned by any third party subject to such a pooling arrangement, provided, that Lessee (or any Sublessee), at its expense, as promptly thereafter as practicable, either (i) causes such replacement Part to become the property of Lessor (or, so long as the Japanese Lease is in effect, causes the Primary Lessor to hold legal title thereto, subject to the rights of Lessee under the Japanese Lease and Lessor under the Japanese Lease Assignment) free and clear of all Liens other than Permitted Liens or (ii) replaces such replacement Part with a further replacement Part owned by Lessee (or any Sublessee) which shall become the property of Lessor (or, so long as the Japanese Lease is in effect, legal title shall

                           [First Amended and Restated Lease Agreement (1989 I)]

vest in Primary Lessor, subject to the rights of Lessee under the Japanese Lease and Lessor under the Japanese Lease Assignment), free and clear of all Liens other than Permitted Liens.

          (c)  Alterations, Modifications and Additions. Lessee, at its own
               ----------------------------------------
expense, will make (or cause to be made) such alterations and modifications in and additions to the Airframe and Engines as may be required from time to time to meet the applicable standards of the FAA or any applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered; provided, however, that, after providing Lessor with written notice stating all relevant facts with respect thereto, Lessee or any Sublessee may, in good faith, contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not affect any of the Lessor, any Certificate Holder (on or prior to the Refinancing Date only) or Owner Participant or any of their respective legal and economic interests in or to such Airframe or Engines or any Operative Document but only so long as any such contest does not involve any risk of criminal liability or any material risk of civil liability to Lessor or Owner Participant for which Lessor or Owner Participant is not indemnified. In addition, Lessee (or any Sublessee), at its own expense, may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as Lessee (or any Sublessee) may deem desirable in the proper conduct of its business, including removal of Parts which Lessee (or any Sublessee) deems to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such parts, "Obsolete Parts"); provided that no such alteration, modification, removal or addition impairs the condition or airworthiness of the Airframe or such Engine, or diminishes the value or utility of the Airframe or such Engine below the value or utility thereof immediately prior to such alteration, modification, removal or addition assuming the Airframe or such Engine was then in the condition required to be maintained by the terms of this Lease, except that the value (but not the utility) of the Airframe or any Engine may be reduced by the value of Obsolete Parts which shall have been removed so long as the aggregate value of all Obsolete Parts which shall have been removed and not replaced shall not exceed $600,000. All Parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (except those parts which Lessee has leased from others and which may be removed by Lessee pursuant to the next sentence) (the "Additional Parts") shall, without further act, become the property of, and title to such parts shall vest in, Lessor (or, so long as the Japanese Lease is in effect, legal title shall vest in Primary Lessor, subject to the rights of Lessee under the Japanese Lease and Lessor under the Japanese Lease Assignment). Notwithstanding the foregoing sentence, Lessee (or any Sublessee) may, at any time during the Term, so long as no Default or Event of Default shall have occurred and be continuing, remove or suffer to be removed any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any
Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Section 7 hereof or the first sentence of this paragraph (c) and (iii) can be removed from the Airframe or such Engine without causing material damage thereto (unless such damage is repaired) and without impairing

                           [First Amended and Restated Lease Agreement (1989 I)]

airworthiness or diminishing the value or utility of the Airframe or such Engine which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal thereof as provided above, such Additional Part shall no longer be deemed the property of Lessor (and, so long as the Japanese Lease is in effect, the Primary Lessor shall cease to hold legal title thereto) or part of the Airframe or Engine from which it was removed. Any Additional Part not removed as above provided prior to the return of the Airframe or Engine to Lessor hereunder shall remain the property of Lessor (and, so long as the Japanese Lease is in effect, the Primary Lessor shall hold legal title thereto).

     SECTION 9. Voluntary Termination.
                ---------------------

          (a)   Termination Event.
                -----------------

                (1) So long as no Default or Event of Default shall have occurred and be continuing, Lessee shall have the right at its option to elect to terminate this Lease on the 8th, 12th, 16th and 20th anniversaries of the Delivery Date.

                (2) So long as no Default or Event of Default shall have occurred and be continuing, Lessee shall have the right to terminate this Lease on any Lease Period Date occurring on or after the seventh anniversary of the end of the calendar year in which occurs the Delivery Date if Lessee shall have made a good faith determination, which shall be evidenced by a certificate of any financial officer of Lessee, who is a Vice President or more senior officer, that the Aircraft is surplus to Lessee's requirements or economically obsolete to Lessee. Lessee shall exercise this option by selling the Aircraft pursuant to Section 9(c), unless Lessor has elected to retain title to the Aircraft as provided therein.

                (3) Lessee shall give to Lessor and the Indenture Trustee at least one hundred twenty (120) days' revocable advance written notice of Lessee's intention to so terminate this Lease (any such notice, a "Termination Notice") specifying the Lease Period Date on which Lessee intends to terminate this Lease in accordance with this Section 9 (such specified date, a "Termination Date"). The Termination Notice shall be irrevocable thirty days prior to the Termination Date. In addition, if
     Section 9(a)(1) is applicable, Lessee agrees that it shall deliver to the Indenture Trustee and Lessor at least thirty days irrevocable notice of its election to purchase the Aircraft pursuant to Section 9(b) or to sell the Aircraft pursuant to Section 9(c).

          (b)  Option to Purchase. If Lessee exercises its right to terminate
               ------------------
this Lease under Section 9(a)(1) and gives its irrevocable notice pursuant to
Section 9(a)(3) to purchase the Aircraft pursuant to this Section 9(b), then on the Termination Date specified pursuant to Section 9(a)(3), Lessee may purchase the Aircraft at the greater of (i) the Termination Value on the Termination Date, or (ii) its Fair Market Sales Value on the Termination Date. In such event,

                           [First Amended and Restated Lease Agreement (1989 I)]

Lessor shall, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), sell the Aircraft to Lessee in exchange for, at Lessee's option, either (1) the payment in immediately available funds of an amount equal to the sum of (A) all unpaid Basic Rent with respect to the Aircraft due on or prior to such Termination Date (other than Basic Rent payable in advance, if any) and all unpaid Supplemental Rent with respect to the Aircraft due on or prior to such Termination Date plus (B) all reasonable expense incurred by Lessor in connection with such sale plus (C) the greater of (x) the Termination Value for the Aircraft, computed as of the Termination Date or (y) the Fair Market Sales Value of the Aircraft on the Termination Date, plus (D) the premium, if any, due on the Certificates; or (2)
(A) the assumption by Lessee, pursuant to Section 7.03 of the Trust Indenture, of all of the obligations of Lessor under the Trust Indenture and the Certificates and (B) the payment in immediately available funds in an amount equal to the sum of (x) all unpaid Basic Rent with respect to the Aircraft due on or prior to such Termination Date (other than Basic Rent payable in advance) and all unpaid Supplemental Rent with respect to the Aircraft due on or prior to such Termination Date plus (y) all reasonable expenses incurred by Lessor in connection with such sale plus (z) the excess of the greater of (I) the Termination Value for the Aircraft, computed as of the Termination Date and (II) the Fair Market Sales Value of the Aircraft on the Termination Date, over the unpaid Original Amount of the Certificates outstanding as of such date. Upon payment in full of the amounts required to be paid and the performance of all acts required to be performed by Lessee pursuant to the preceding sentence, (i) the obligation of Lessee to pay Basic Rent hereunder with respect to the Aircraft for any period commencing on or after the Termination Date shall terminate with respect to the Aircraft, (ii) this Lease shall terminate on the Termination Date and (iii) Lessor shall assign all of its rights and obligations under the Japanese Lease and with respect to the Aircraft to Lessee.

          (c)  Optional Sale of the Aircraft. In the event that Lessee shall
               -----------------------------
have terminated this Lease under Section 9(a)(1) but shall not have elected to purchase the Aircraft pursuant to Section 9(b), or Lessee shall have terminated this Lease under Section 9(a)(2), then during the period commencing with the date of the Termination Notice until the proposed Termination Date, Lessee, as agent for Lessor and at no expense to Lessor, shall use its reasonable best efforts to obtain bids in Dollars for the purchase of the Aircraft and, in the event it receives any bid, Lessee shall, within five Business Days after receipt thereof and at least ten Business Days prior to the proposed Termination Date, certify to Lessor in writing the amount and terms of such bid, and the name and address of the party or parties (who shall not be Lessee or any Affiliate of Lessee or any person with whom Lessee or any such Affiliate has an arrangement or understanding regarding the future use of the Aircraft by Lessee or any such Affiliate but who may be the Owner Participant, any Affiliate thereof or any person contacted by Owner Participant) submitting such bid. After Lessee shall have certified to Lessor all bids received, Owner Participant, any Affiliate thereof or any Person contacted by Owner Participant may submit a further bid or bids to Lessee not later than two Business Days prior to the Termination Date proposed by Lessee (unless Lessee shall have revoked the Termination Notice specifying such proposed Termination Date). Subject to the next succeeding sentence, on or

                           [First Amended and Restated Lease Agreement (1989 I)]

before the Termination Date, subject to the release of all mortgage and security interests with respect to the Aircraft under the Trust Indenture: (1) Lessee shall deliver the Aircraft, or cause the Aircraft to be delivered, to Lessor or, at Lessor's direction, to the bidder(s), if any, which shall have submitted the highest bid (evaluated on a net cash basis) therefor, in the same manner and in the same condition and otherwise in accordance with all the terms of this Lease as if delivery were made to Lessor pursuant to Section 5, and shall duly transfer to Lessor title to any engine installed on the Airframe and not owned by Lessor, all in accordance with the terms of Section 5, (2) Lessor shall acquire legal title to the Aircraft pursuant to the terms of the Japanese Lease (if the Japanese Lease is then in effect), (3) Lessor shall comply with the terms of the Trust Indenture and shall, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), subject to prior or concurrent payment by Lessee of all amounts due under clause (4) of this sentence, sell the Aircraft for cash in Dollars to such bidder(s), the total selling price realized at such sale to be retained by Lessor, and (4) Lessee shall simultaneously pay or cause to be paid to Lessor in the manner provided in Section 3(e), (A) if the proceeds of the sale of the Aircraft so sold, net of reasonable costs and expenses incurred by Lessor and the Owner Participant in connection therewith, are less than the Termination Value for the Aircraft computed as of the Termination Date, the difference between such Termination Value and such net proceeds, in Dollars; (B) all unpaid Basic Rent due on or prior to the Termination Date (other than Basic Rent payable in advance on such Termination Date, if any) with respect to the Aircraft and all unpaid Supplemental Rent with respect to the Aircraft due on or prior to such Termination Date, and (C) the premium, if any, due on the Loan Certificates, and upon such payment Lessor simultaneously will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft which were not sold with the Aircraft. Notwithstanding the preceding sentence, Lessor may, if Lessee has not revoked the Termination Notice in accordance with Section 9(a)(3) hereof, elect to retain title to the Aircraft. If Lessor so elects, Lessor shall give to Lessee written notice of such election at least five Business Days prior to the Termination Date accompanied by an irrevocable undertaking by the Owner Participant to make available to Lessor for payment to the Indenture Trustee on the Termination Date the amount required to pay in full the unpaid Original Amount of the Certificates outstanding on the Termination Date plus interest accrued thereon through the Termination Date together with all other amounts due thereunder as a result of the payment thereof, other than premium, if any, due on the Certificates, which shall remain the responsibility of Lessee. Upon receipt of notice of such an election by Lessor and the accompanying undertaking by Owner Participant, Lessee shall cease its efforts to obtain bids as provided above and shall reject all bids theretofore or thereafter received. On the Termination Date, Lessor shall (i) acquire legal title to the Aircraft pursuant to the terms of the Japanese Lease (if the Japanese Lease is then in effect) and
(ii) pay in full the unpaid Original Amount of the Certificates outstanding on the Termination Date plus interest accrued thereon through the Termination Date together with all other amounts due thereunder as a result of the payment thereof, including, to the extent funds have been provided by Lessee for

                           [First Amended and Restated Lease Agreement (1989 I)]

such purpose premium, if any, due on the Certificates and, provided that the Certificates are paid as aforesaid, Lessee shall deliver the Airframe and Engines or engines to Lessor in accordance with Section 5 and shall pay all Basic Rent due on or prior to the Termination Date (other than Basic Rent payable in advance on such Termination Date, if any,) and all unpaid Supplemental Rent due on or prior to such Termination Date. If no sale shall have occurred on the Termination Date or Lessor has not, after making its election referred to above, made the aggregate payment contemplated by the preceding sentence and thereby caused this Lease to terminate, this Lease shall continue in full force and effect as to the Aircraft, Lessee shall pay the reasonable costs and expenses incurred by Indenture Trustee, Owner Participant and Lessor (unless such failure to terminate the Lease is a consequence of the failure of Lessor or the Owner Participant without due cause to make, or cause to be made, the aggregate payment referred to in the immediately preceding sentence), if any, in connection with preparation for such sale and Lessee may give one or more additional Termination Notices, provided that no more than four such notices may be given during the Term (not counting, in either case, any Termination Notice for a Termination Date on which this Lease does not terminate as a consequence of the failure of Lessor or the Owner Participant without due cause to make or cause to be made the payment referred to in the immediately preceding sentence). In the event of any such sale or such retention of the Aircraft by Lessor and upon compliance by Lessee with the provisions of this paragraph, the obligation of Lessee to pay Basic Rent or any other amounts hereunder shall cease to accrue and this Lease shall terminate. Lessor may, but shall be under no duty to, solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with any such sale other than to transfer (consistent with the foregoing provisions) to the purchaser named in the highest bid certified by Lessee to Lessor all of Lessor's right, title and interest in the Aircraft, against receipt of the payments provided herein.

          (d)    Termination as to Engines. So long as no Default or Event of
                 -------------------------
Default shall have occurred and be continuing, Lessee shall have the right at its option at any time during the Term, on at least 30 days' prior written notice, to terminate this Lease with respect to any Engine. In such event, and prior to the date of such termination, (i) Lessee shall replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine, (ii) Lessor shall, at Lessee's sole expense, take all actions required to terminate the Japanese Lease with respect to such Engine and to replace such Engine pursuant to the terms of the Japanese Lease, and (iii) Lessor shall transfer title to the replaced Engine as provided in Section 5(b).

     SECTION 10. Loss, Destruction, Requisition, etc.
                 -----------------------------------

          (a)    Event of Loss with Respect to the Aircraft. Upon the occurrence
                 ------------------------------------------
of an Event of Loss with respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, Lessee shall (1) forthwith (and in any event, within fifteen days after such occurrence) give Lessor written notice of such Event of Loss and (2) within 45 days after such occurrence, give Lessor written notice of its election to perform one of the following options (it

                           [First Amended and Restated Lease Agreement (1989 I)]

being understood that the failure to give such notice shall be deemed to be an election of the option set forth in subsection (i) below). Not later than the earlier to occur of (x) the Business Day next succeeding the 120th day following the occurrence of such Event of Loss and (y) the third Business Day after receipt of insurance proceeds, Lessee shall:

                 (i) pay or cause to be paid to Lessor as specified in Section 3(e) hereof, (A) the Stipulated Loss Value of the Aircraft computed as of the Stipulated Loss Value Date occurring on or immediately following the date of such Event of Loss, plus (B) interest on such Stipulated Loss Value at the Applicable Rate from and including such Stipulated Loss Value Date to, but not including, the date of any advance payment in respect of Stipulated Loss Value as provided below, and thereafter on the unpaid balance of such Stipulated Loss Value from the date of such advance payment to, but excluding, the date such Stipulated Loss Value is paid in full, plus (C) the premium, if any, due on the Certificates; provided, however, that if the Commencement Date or a Lease Period Date shall occur after the Stipulated Loss Value Date with respect to which Stipulated Loss Value is determined but prior to the date of such payment of the sum of the amounts specified in clauses (A), (B) and (C) above, Lessee shall pay on the Commencement Date or such Lease Period Date an amount equal to the Basic Rent that would have been due on the Commencement Date or such Lease Period Date if such Event of Loss had not occurred, which amount shall be credited as an advance against the amounts payable pursuant to clauses (A), (B) and (c) above, or

                 (ii) provided that no Default or Event of Default shall have occurred and be continuing, substitute an aircraft or an airframe or an airframe and one or more engines, as the case may be, in accordance with the terms of this Section 10 and of the Trust Indenture, provided that if Lessee shall have elected to make a substitution under this clause (ii) and shall fail for any reason to make such substitution in accordance with the terms hereof and of the Trust Indenture, Lessee shall make the payments required by clause (i) above as and when due thereunder.

                 At such time as Lessor shall have received the sum of the amounts specified in clauses (A), (B) and (C) of subparagraph (i) above, together with all other amounts that then may be due hereunder (including, without limitation, all Supplemental Rent due on or before the date of such payment), under the Participation Agreement and under the Tax Indemnity Agreement, (1) the obligation of Lessee to pay the installments of Basic Rent, Supplemental Rent (other than such Supplemental Rent that becomes due after the date of such payment but which is attributable to an act or omission occurring prior to such date), Stipulated Loss Value, Termination Value or any other amount shall cease to accrue, (2) this Lease shall terminate, (3) Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all Lessor's right, title and interest in and to the Japanese Lease, and the Airframe and any

                           [First Amended and Restated Lease Agreement (1989 I)]

Engines subject to such Event of Loss, as well as any Engines not subject to such Event of Loss, and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee (or any Sublessee), evidencing such transfer, and (4) Lessee will be subrogated to all claims of Lessor, if any, against third parties (other than Lessor's or the Owner Participant's insurers under policies independently maintained at its own cost and expense in accordance with Section 11(e) hereof), for damage to or loss of the Airframe and any Engines which were subject to such Event of Loss.

          In the event Lessee shall elect to substitute an aircraft (or an airframe or an airframe and one or more engines, as the case may be) Lessee shall, not later than the Business Day next succeeding the 120th day following the occurrence of such Event of Loss (A) convey or cause to be conveyed to Lessor (or so long as the Japanese Lease is in effect, to Primary Lessor) and to be leased by Lessee hereunder, an aircraft (or an airframe or an airframe and one or more engines which, together with the Engines constituting a part of the Aircraft but not installed thereon at the time of such Event of Loss, constitute the Aircraft) free and clear of all Liens (other than Permitted Liens) and having at least the value and utility and being in as good an operating condition as, the Aircraft subject to such Event of Loss assuming that the Aircraft had been maintained in accordance with this Lease; provided that any aircraft, airframe or engine so substituted hereunder shall be of the same or improved make and model as those initially leased hereunder and (B) prior to or at the time of any such substitution, Lessee (or any Sublessee), at its own expense, will (1) furnish Lessor (or so long as the Japanese Lease is in effect, Primary Lessor) with a full warranty bill of sale and a FAA bill of sale, in form and substance reasonably satisfactory to Owner Participant (or so long as the Japanese Lease is in effect, to Primary Lessor), evidencing such transfer of title, (2) cause a Lease Supplement and a Trust Supplement to be duly executed by Lessee and filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered, (3) furnish Owner Participant with such evidence of compliance with the insurance provisions of Section 11 with respect to such substituted property as Owner Participant may reasonably request, (4) provide to Owner Participant an opinion of tax counsel, who shall be satisfactory to Owner Participant, as to the tax consequences (without any requirement as to the nature of such tax consequences) to the Lessor and Owner Participant of such substitution and Lessor shall acquire legal title to the Aircraft pursuant to the terms of the Japanese Lease (if the Japanese Lease is then in effect) and Lessor simultaneously will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest in and to the Aircraft or the Airframe and one or more Engines, as the case may be, with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer, (5) provide an opinion of counsel, which counsel and opinion shall be reasonably acceptable to the Owner Participant, to the effect that Lessor, the Owner Participant and the Indenture Trustee shall be entitled to the benefits and protections of Section 1110 of the Bankruptcy Code with respect to

                           [First Amended and Restated Lease Agreement (1989 I)]

the aircraft substituted hereunder, (6) provide an opinion of counsel, which counsel shall be reasonably acceptable to the Owner Participant, to the effect that title to such replacement aircraft has been duly conveyed to the Lessor (or so long as the Japanese Lease is in effect, to the Primary Lessor, subject to the Japanese Lease) free and clear of all Liens except Permitted Liens, that such replacement aircraft is duly subjected to the Lien of the Trust Indenture, and as to such other matters as may be reasonably requested by the Owner Participant, (7) so long as the Japanese Lease is in effect, provide an opinion of Japanese counsel, which counsel shall be reasonably acceptable to the Owner Participant, to the effect that the terms and conditions of the Japanese Lease apply to the substituted property to the same extent and with the same force and effect as to the Airframe or any Engine subject to such loss and as to any other such matters as may be reasonably requested by the Owner Participant, (8) Lessee will be subrogated to all claims of Lessor and Owner Participant, if any, against third parties for damage to or loss of the Airframe and any Engine which were subject to such Event of Loss (other than Lessor's or Owner Participant's insurers under policies independently maintained at their own cost and expense in accordance with Section 11(e) hereof), (9) the substituted Airframe or Engine shall be of the same or an improved make and model as the Airframe or Engine replaced, and the substituted Airframe and Engines, if any, have a value and utility (with respect to Engines, without regard to hours or cycles) at least equal to, and be in as good operating condition and repair as, the Airframe and any Engines replaced (assuming that such Airframe and Engines were in the condition required by the terms hereby) as evidenced by a certificate of an aircraft engineer (who may be an employee of the Lessee) or an appraisal from an independent aircraft appraiser and (10) provide a certificate of an officer of the Lessee to the effect that each of the foregoing conditions has been satisfied. For all purposes hereof, the property so substituted shall after such transfer be deemed part of the property leased hereunder and shall be deemed an "Aircraft," "Airframe" and "Engine," as the case may be, as defined herein. No Event of Loss with respect to the Airframe or the Airframe and the Engines or engines then installed thereon for which substitution has been elected pursuant to Section 10(a)(ii) hereof shall result in any reduction in Basic Rent.

          (b)  Event of Loss with Respect to an Engine. Upon the occurrence of
               ---------------------------------------
an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall forthwith (and in any event, within fifteen days after such occurrence) give Lessor written notice thereof and shall, within forty-five days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor (or, so long as the Japanese Lease is in effect, cause legal title to be conveyed to the Primary Lessor, subject to the rights of Lessee under the Japanese Lease and Lessor under the Japanese Lease Assignment), as replacement for the Engine with respect to which such Event of Loss occurred, title to another United Technologies Corporation, Pratt & Whitney Group, Model PW4056 engine (or engine of the same or another manufacturer of the same, an equivalent or an improved model and suitable for installation and use without any retrofitting on the Airframe) free and clear of all Liens (other than Permitted Liens, which engine may upon its transfer to Lessor (or, so long as the Japanese Lease is in effect, the transfer of legal title to the Primary Lessor, subject

                           [First Amended and Restated Lease Agreement (1989 I)]

to the rights of Lessee under the Japanese Lease and Lessor under the Japanese Lease Assignment) become subject to any and all Permitted Liens) and having a value and utility at least equal to, and being in as good an operating condition as and having been maintained in the same manner as, the Engine subject to such Event of Loss (assuming that such Engine had been maintained in accordance with this Lease). Lessor shall, at Lessee's sole expense, take all actions required to terminate the Japanese Lease with respect to such Engine and to replace such Engine pursuant to the terms of the Japanese Lease. Prior to or at the time of any such conveyance, Lessee, at its own expense, will (i) furnish Lessor (with a copy to the Indenture Trustee) with a warranty (as to title) bill of sale, in form and substance reasonably satisfactory to Owner Participant (or so long as the Japanese Lease is in effect, to Primary Lessor), with respect to such replacement engine, (ii) cause a Lease Supplement and Trust Supplement to be duly executed by Lessee and to be filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered, (iii) furnish Owner Participant (with a copy to the Indenture Trustee) with such evidence of compliance with the insurance provisions of Section 11 hereof with respect to such replacement engine as Owner Participant may reasonably request, (iv) provide the Lessor, the Owner Participant and the Indenture Trustee with an opinion of Lessee's counsel to the effect that title to such replacement engine has been duly conveyed to the Lessor (or, so long as the Japanese Lease is in effect, to the Primary Lessor, subject to the Japanese Lease) free and clear of all Liens except Permitted Liens, that such replacement engine is duly subject to the Lien of the Trust Indenture and as to such other matters as may be reasonably requested by Owner Participant, and (v) provide to the Owner Participant the documentation required to be provided by Lessor pursuant to
Section 5.01 of the Trust Indenture satisfactory in form and substance to Owner Participant, and Lessor will comply with the terms of the Trust Indenture and transfer to or at the direction of Lessee without recourse or warranty (except as to absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)) all of Lessor's right, title and interest, if any, in and to (A) the Engine with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer and (B) all claims, if any, against third parties (other than Lessor's or the Owner Participant's insurers under policies independently maintained at its own expense in accordance with Section 11(e) hereof), for damage to or loss of the Engine subject to such Event of Loss, and such Engine shall thereupon cease to be an Engine leased hereunder. For all purposes hereof, each such replacement engine shall, after such conveyance, be deemed part of the property leased hereunder, and shall be deemed an "Engine." No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this paragraph (b) shall result in any reduction in Basic Rent.

          (c)  Application of Payments from Governmental Authorities for
               ---------------------------------------------------------
Requisition of Title, etc. Any payments (other than insurance proceeds the
-------------------------
application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any governmental authority or other person with respect to an Event of Loss resulting from the theft, disappearance, condemnation, confiscation or seizure of, or requisition of title to or use of, the Airframe or any Engine, other than a requisition for use by the United States Government or other government of registry of the Aircraft or any instrumentality or agency of any thereof not constituting an Event of Loss, will be applied as follows:

          (i) if payments are received with respect to the Airframe (or the Airframe and any Engine or engines then installed thereon), (A) after reimbursement of Lessor (as provided in Section 7.1 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses, so much of such payments remaining as shall not exceed the Stipulated Loss Value required to be paid by Lessee to Lessor pursuant to Section 10(a) shall be applied in reduction of Lessee's obligation to pay Stipulated Loss Value, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of Stipulated Loss Value, and following the foregoing application, the balance, if any, of such payments shall be distributed between Lessee and Lessor as their respective interests may appear; or (B) if such property is replaced pursuant to the last paragraph of Section 10(a), such payments shall be paid over to or retained by, Lessee; provided, that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of Section 10(a) with respect to the Event of Loss for which such payments are made; and

          (ii) if such payments are received with respect to an Engine under circumstances contemplated by Section 10(b) hereof, so much of such payments remaining after reimbursement of Lessor (as provided in Section
     7.1 of the Trust Agreement) and the Owner Participant for reasonable costs and expenses shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed, or concurrently therewith will perform, the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

          (d)  Requisition for Use of the Aircraft by the United States
               --------------------------------------------------------
Government or Government of Registry of the Aircraft. In the event of the
----------------------------------------------------
requisition for use of the Airframe and the Engines or engines installed on the Airframe during the Term by the United States Government or any other government of registry of the Aircraft or any instrumentality or agency of any thereof, Lessee shall promptly notify Lessor of such requisition, and all of Lessee's obligations under this Lease Agreement with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred, provided that if such Airframe and Engines or engines installed thereon are not returned by such government prior to the end of the Term, Lessee shall be obligated to return the Airframe and such Engines or engines to Lessor pursuant to, and in all other respects in compliance with the provisions of, Section 5 promptly on the date of such return by such government. If Lessee shall fail to return the Aircraft on or before the thirtieth day beyond the end of the Term, such failure shall constitute an Event of Loss which shall be deemed to have occurred on the last day of the Term and Lessee shall make the payments required by Section 10(a)(i), provided, however, that Lessor may notify Lessee in writing on or

                           [First Amended and Restated Lease Agreement (1989 I)]

before the twentieth day prior to the last day of the Term that, in the event Lessee shall fail by reason of such requisition to return the Airframe and such Engines or engines on or before the thirtieth day beyond the end of the Term, such failure shall not be deemed an Event of Loss. Upon the giving of such notice and such failure to return by the thirtieth day beyond the end of the Term, Lessee shall be relieved of all of its obligations pursuant to the provisions of Section 5 (but not under any other Section), and (i) Lessee shall pay to Lessor the daily equivalent of the Basic Rent paid during the last Lease Period of the Term for such 30 day period and (ii) if any engine not owned by Lessor shall then be installed on the Airframe, Lessee will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such engine, in form and substance reasonably satisfactory to Owner Participant (together with an opinion of counsel (which may be Lessee's General Counsel) to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such engines are free and clear of Liens other than Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), against receipt from Lessor of a bill of sale evidencing the transfer, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not then installed on the Airframe. All payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines during the Term shall be paid over to, or retained by, Lessee (or, if directed by Lessee, any Sublessee); and all payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines after the end of the Term shall be paid over to, or retained by, Lessor unless Lessee shall have exercised its purchase option hereunder, or there is a deemed Event of Loss hereunder, or Lessee shall have paid the daily equivalent of Basic Rent for such period as provided above, in which case such payments shall be made to Lessee.

          (e)  Requisition for Use of an Engine by the United States Government
               ----------------------------------------------------------------
or the Government of Registry of the Aircraft. In the event of the requisition
---------------------------------------------
for use of an Engine by the United States Government or any other government of registry of the Aircraft or any agency or instrumentality of any thereof (other than in the circumstances contemplated by subsection (d)), Lessee shall replace such Engine hereunder by complying (or causing any Sublessee to comply) with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine, and, upon compliance with Section 10(b) hereof, any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to, or retained by Lessee.

          (f)  Application of Payments During Existence of Events of Default.
               -------------------------------------------------------------
Any amount referred to in this Section 10 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or any Sublessee) if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee (and such

                           [First Amended and Restated Lease Agreement (1989 I)]

Sublessee) under this Lease and, if Lessor declares this Lease to be in default pursuant to Section 15 hereof, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

          SECTION 11. Insurance.
                      ---------

               (a)    Public Liability and Property Damage Insurance.
                      ----------------------------------------------

                      (1) Except as provided in clause (2) of this Section 11(a), and subject to the self-insurance to the extent permitted by
          Section 11(d), Lessee will carry or cause to be carried at its or any Sublessee's expense (i) comprehensive airline liability (including, without limitation, passenger, contractual, bodily injury and property damage legal liability) insurance and property damage insurance (exclusive of manufacturer's product liability insurance) and (ii) cargo liability insurance with respect to the Aircraft, (A) in an amount not less than the greater of (x) the amounts of public liability and property damage insurance from time to time applicable to aircraft owned by Lessee of the same type as the Aircraft which comprise Lessee's fleet and (y) $400,000,000 per occurrence (or such other amount per occurrence as the parties hereto may from time to time agree in writing), (B) of the type and covering the same risks as from time to time applicable to aircraft owned by Lessee of the same type as the Aircraft and which comprise Lessee's fleet and (C) which is maintained in effect with insurers of recognized responsibility; provided, however, that Lessee need not maintain cargo liability insurance, or may maintain such insurance in an amount less than $400,000,000 per occurrence, as long as the amount of cargo liability insurance, if any, maintained with respect to the Aircraft is the same as the cargo liability insurance, if any, maintained for other Boeing Model 747-422 aircraft operated by Lessee.

                      (2) During any period that the Aircraft is on the ground and not in operation, Lessee may carry or cause to be carried, in lieu of the insurance required by clause (1) above, and subject to the self-insurance to the extent permitted by Section 11(d), insurance otherwise conforming with the provisions of said clause (1) except that (A) the amounts of coverage shall not be required to exceed the amounts of comprehensive aircraft public liability and property damage insurance from time to time applicable to aircraft owned by Lessee of the same type as the Aircraft which comprise Lessee's fleet and which are on the ground and not in operation; and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned by Lessee of the same type which comprise Lessee's fleet and which are on the ground and not in operation.


               (b)    Insurance Against Loss or Damage to the Aircraft.
                      ------------------------------------------------

                           [First Amended and Restated Lease Agreement (1989 I)]

                      (1) Except as provided in clause (2) of this Section 11(b), and subject to the provisions of Section 11(d) permitting self-insurance, Lessee shall maintain or cause to be maintained in effect, at its or any Sublessee's expense, with insurers of recognized responsibility, all-risk aircraft hull and fire and extended coverage insurance covering the Aircraft and all-risk property damage insurance covering Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components (including, without limitation, war risk and governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance, (i) if the Aircraft is operated under a sublease by a Permitted Sublessee or (ii) if and to the extent such insurance is maintained by Lessee with respect to other aircraft owned or operated by Lessee on the same or similar geographic routes; provided, that such insurance shall at all times while the Aircraft is subject to this Lease be for an amount (taking into account self-insurance to the extent permitted by Section 11(d)) not less than the Stipulated Loss Value for the Aircraft. In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe, Lessor shall hold any payment to it of any insurance proceeds in respect of such loss for the account of Lessee or any other third party that is entitled to receive such proceeds.

                      Except during a period when a Default or an Event of Default has occurred and is continuing, all losses will be adjusted by Lessee with the insurers. As between Lessor and Lessee, it is agreed that all insurance payments received as the result of the occurrence of an Event of Loss will be applied as follows:

                      (x) if such payments are received with respect to the Airframe (or the Airframe and the Engines installed thereon), (i) unless such property is replaced pursuant to the last paragraph of
          Section 10(a), so much of such payments remaining, after reimbursement of Lessor and Owner Participant for reasonable costs and expenses, as shall not exceed the Stipulated Loss Value plus such other amounts required to be paid by Lessee pursuant to Section 10(a) hereof shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value plus such amounts, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value plus such amounts, and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee); or (ii) if such property is replaced pursuant to the last paragraph of Section 10(a), such payments shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), provided that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of the last paragraph of
          Section 10(a) with respect to the Event of Loss for which such payments are made; and

                      (y) if such payments are received with respect to an Engine under the circumstances contemplated by Section 10(b) hereof, so much of such payments remaining after reimbursement of Lessor and Owner Participant for reasonable costs and

                           [First Amended and Restated Lease Agreement (1989 I)]

         expenses shall be paid over to, or retained by, Lessee (or if directed by Lessee, any Sublessee), provided, that Lessee shall have fully performed or, concurrently therewith, will fully perform the terms of
         Section 10(b) with respect to the Event of Loss for which such payments are made.

                    As between Lessor and Lessee, the insurance payments for any property damage loss to the Airframe or any Engine not constituting an Event of Loss with respect thereto shall be paid to Lessee (or any Sublessee if directed by Lessee).

                    (2) During any period that the Aircraft is on the ground and not in operation, Lessee may carry or cause to be carried, in lieu of the insurance required by clause (1) above, and subject to the self-insurance to the extent permitted by Section 11(d), insurance otherwise conforming with the provisions of said clause (1) except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned by Lessee of the same type as the Aircraft and which comprise Lessee's fleet similarly on the ground and not in operation, provided that, subject to the self-insurance to the extent permitted by Section 11(d), Lessee shall maintain insurance against risk of loss or damage to the Aircraft in an amount at least equal to the Stipulated Loss Value of the Aircraft during such period that the Aircraft is on the ground and not in operation.

               (c)  Reports, etc. Lessee will furnish, or cause to be furnished,
                    ------------
to Lessor, the Indenture Trustee, the Owner Participant and, on and after the Refinancing Date only, so long as the Pass Through Trustees are Certificate Holders, the Pass Through Trustees, on or before the Effective Date and April 1 in each year during the Term, a report, signed by Aon Risk Services, Inc. of Illinois or any other independent firm of insurance brokers reasonably acceptable to Lessor and Owner Participant which brokers may be in the regular employ of Lessee (the "Insurance Brokers"), describing in reasonable detail the hull and liability insurance (and property insurance for detached engines and parts) then carried and maintained with respect to the Aircraft and stating the opinion of such firm that such insurance complies with the terms hereof; provided, that all information contained in the foregoing report shall not be made available by Lessor, the Indenture Trustee, the Pass Through Trustees (on and after the Refinancing Date only), or the Owner Participant to anyone except
(A) to prospective and permitted transferees of Lessor's, the Indenture Trustee's, the Pass Through Trustees' (on and after the Refinancing Date only), or the Owner Participant's interest, who agree to hold such information confidential, (B) to Lessor's, the Indenture Trustee's, the Pass Through Trustees' (on and after the Refinancing Date only), or the Owner Participant's counsel or independent certified public accountants, independent insurance advisors or other agents who agree to hold such information confidential or (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation. Lessee will cause such Insurance Brokers to agree to advise Lessor, the Owner Participant, the Indenture Trustee and, on and after the Refinancing Date only, so long as the Pass Through Trustees are Certificate Holders, the Pass Through

                           [First Amended and Restated Lease Agreement (1989 I)]

Trustees in writing of any default in the payment of any premium and of any other act or omission on the part of Lessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft or cause such insurance to lapse and to advise such persons in writing at least 30 days (7 days in the case of war risk and allied perils coverage) prior to the cancellation, lapse (to the extent such advice is reasonably available) or material change of any insurance maintained pursuant to this Section 11, provided that if the notice period specified above is not reasonably obtainable, the Insurance Brokers shall provide for as long a period of prior notice as shall then be reasonably obtainable. In addition, Lessee will also cause such Insurance Brokers to deliver to Lessor, the Owner Participant, Pass Through Trustees (on and after the Refinancing Date only), so long as the Pass Through Trustees are Certificate Holders, and the Indenture Trustee, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by Lessee to such parties on the Effective Date. In the event that Lessee or any Sublessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor, the Pass Through Trustees (on and after the Refinancing Date only), so long as the Pass Through Trustees are Certificate Holders, or the Indenture Trustee may at its sole option provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor, the Pass Through Trustees (on and after the Refinancing Date only), so long as the Pass Through Trustees are Certificate Holders, or the Indenture Trustee, as Supplemental Rent, for the cost thereof to Lessor, the Indenture Trustee or, on and after the Refinancing Date only, such Pass Through Trustee, as the case may be, together with interest on such cost at the Past Due Rate from the date of payment by Lessor to the date of reimbursement without waiver of any other rights Lessor may have.

          (d)  Self-Insurance. Lessee may self-insure, by way of deductible,
               --------------
premium adjustment provisions in insurance policies, or otherwise, the risks required to be insured against pursuant to this Section 11 under a program applicable to all aircraft in Lessee's fleet, but in no case shall the self-insurance in regard to Sections 11(a) or 11(b) with respect to all of the aircraft in Lessee's fleet (including, without limitation, the Aircraft) exceed for any calendar year the lesser of (A) 50% of the largest replacement value of any single aircraft in Lessee's fleet or (B) 1-1/2% of the average aggregate insurable value (for the preceding calendar year) of all aircraft (including, without limitation, the Aircraft) on which Lessee carries insurance. In addition to the foregoing right to self-insure, Lessee shall have the right to self-insure to the extent of any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) hull or liability insurance deductible imposed by the aircraft hull or liability insurer.

          (e)  Additional Insurance by Lessor and Lessee. Lessee (and any
               -----------------------------------------
Sublessee) may at its own expense carry insurance with respect to its interest in the Aircraft in amounts in excess of that required to be maintained by this
Section 11; Lessor or the Owner Participant may carry for its own account at its sole cost and expense insurance with respect to its interest in the Aircraft, provided that such insurance does not prevent Lessee (or any Sublessee) from carrying the insurance required by this Section 11 or adversely affect such insurance or the cost thereof.

                           [First Amended and Restated Lease Agreement (1989 I)]

          (f)  Indemnification by Government in Lieu of Insurance.
               --------------------------------------------------
Notwithstanding any provisions of this Section 11 requiring insurance, Lessor agrees to accept, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the United States Government or any agency or instrumentality thereof the obligations of which are supported by the full faith and credit of the United States Government, against such risk in an amount which, when added to the amount of insurance against such risk maintained by Lessee (or any Sublessee) shall be at least equal to the amount of insurance against such risk otherwise required by this Section 11 (taking into account self-insurance permitted by Section 11(d)).

          (g)  Application of Payments During Existence of an Event of Default.
               ---------------------------------------------------------------
Any amount referred to in this Section 11 which is payable to or retainable by Lessee (or any Sublessee) shall not be paid to or retained by Lessee (or any Sublessee) if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee under this Lease and, if a Default or an Event of Default shall have occurred and be continuing, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or such Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

          (h)  Terms of Insurance Policies. Any policies carried in accordance
               ---------------------------
with Sections 11(a) and 11(b) covering the Aircraft, and any policies taken out in substitution or replacement for any such policies, (A) shall name the Additional Insureds as additional insureds, or, if appropriate, loss payees, as their respective interests may appear (but without imposing on any such party liability to pay premiums with respect to such insurance), (B) may provide for self-insurance to the extent permitted in Section 11(d), (C) shall provide that if the insurers cancel such insurance for any reason whatever, or if any material change is made in the insurance which adversely affects the interest of any Additional Insured, such cancellation or change shall not be effective as to any Additional Insured for thirty days (seven days in the case of war risk and allied perils coverage) after receipt by such Additional Insured of written notice by such insurers of such cancellation or change, provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (D) shall provide that in respect of the respective interests of each Additional Insured in such policies the insurance shall not be invalidated by any action or inaction of Lessee (or any Sublessee) and shall insure the respective interests of the Additional Insureds, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee (or any Sublessee), (E) shall be primary without any right of contribution from any other insurance which is carried by any Additional Insured, (F) shall waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Additional Insured and shall waive insurers' subrogation rights, and (G) shall provide that (i) in the event of a loss occurring during the continuance of a Default or Event of Default or a loss involving proceeds in excess of

                           [First Amended and Restated Lease Agreement (1989 I)]

$5,000,000 (or, if the Aircraft is then under a Sublease, in excess of $2,500,000), the proceeds in respect of such loss up to the amount of Stipulated Loss Value shall be payable to Lessor (or, so long as the Trust Indenture shall not have been discharged, the Indenture Trustee, as Lessor's assignee) (except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case Lessee (or any Sublessee) shall arrange for any payment of insurance proceeds (in the event of a loss involving proceeds in excess of such amounts) in respect of such loss to be held by Lessor (or, unless notified to the contrary by the Indenture Trustee, the Indenture Trustee) whether such payment is made to Lessee (or any Sublessee) or any third party), it being understood and agreed that in the case of any payment to Lessor (or the Indenture Trustee) otherwise than in respect of an Event of Loss, Lessor (or the Indenture Trustee) shall, upon receipt of evidence reasonably satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment, and any interest or income earned thereon in accordance with Section 22 hereof, to Lessee or its order, and (ii) the entire amount of any loss involving proceeds of $5,000,000 (or, if the Aircraft is then under a Sublease, of $2,500,000) or less or the amount of any proceeds of any loss in excess of Stipulated Loss Value for the Aircraft shall be paid to Lessee or its order unless a Default or an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by Lessor or the Indenture Trustee; provided that any such amount shall be applied by Lessee towards the repair of the damage caused by such loss to the extent the same is required to repair such damage.

     SECTION 12. Inspection. The Owner Participant or the Indenture Trustee or
                 ----------
their respective authorized representatives may annually (except during the continuance of an Event of Default when such inspection right shall not be so limited) inspect the Aircraft and annually (except during the continuance of an Event of Default when such inspection right shall not be so limited) inspect and make copies of the books and records of Lessee and any Sublessee required to be maintained by the FAA and any other applicable jurisdiction relating to the maintenance of the Aircraft (at the Owner Participant's or the Indenture Trustee's expense, as the case may be) and shall keep any information or copies obtained thereby confidential and shall not disclose the same to any Person, except (A) to the Pass Through Trustees (on and after the Refinancing Date only) and to prospective and permitted transferees of Lessor's, the Owner Participant's, the Pass Through Trustees' or the Indenture Trustee's interest who agree to hold such information confidential, (B) to Lessor's, the Owner Participant's, the Pass Through Trustees' (on and after the Refinancing Date only) or the Indenture Trustee's counsel, independent insurance advisors or other agents who agree to hold such information confidential or (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation. Any such inspection (which may include an on-board inspection) of the Aircraft shall be a visual, walk-around inspection and shall not include opening any panels, bays or the like without the express consent of Lessee, which consent Lessee may in its sole discretion withhold; provided that no exercise of such inspection right shall interfere with the normal operation or maintenance of the Aircraft by, or the business of, Lessee (or any Sublessee). Upon receipt by Lessee of a written request from the Owner Participant stating that the Owner Participant desires to have its

                           [First Amended and Restated Lease Agreement (1989 I)]

authorized representative observe the last scheduled heavy maintenance visit to be performed on the Aircraft during the Term (or substantially equivalent maintenance work), Lessee shall cooperate with the Owner Participant to enable the Owner Participant's representative to observe such heavy maintenance visit, provided that the Owner Participant's authorized representative shall merely observe such heavy maintenance visit, shall not interfere with or extend in any manner the normal conduct or duration of the heavy maintenance visit and shall not be entitled to direct any of the work performed in connection with such heavy maintenance visit. Neither the Owner Participant nor the Indenture Trustee shall have any duty to make any such inspection nor shall any of them incur any liability or obligation by reason of not making any such inspection.

     SECTION 13. Assignment. Except as otherwise provided in the Operative
                 ----------
Documents, Lessee will not, without the prior written consent of Lessor, assign any of its rights hereunder. Lessor agrees that it will not assign or convey its right, title and interest in and to this Lease or the Aircraft except as provided in the Operative Documents. Subject to the foregoing, the terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

     SECTION 14. Events of Default. Each of the following events shall
                 -----------------
constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall continue so long as, but only as long as, it shall not have been remedied, unless Lessor shall have commenced the exercise of remedies prior thereto and the cure by Lessor of such Event of Default subsequent to such commencement would prejudice Lessor:

          (a) Lessee shall not have made a payment of Basic Rent or a payment of Supplemental Rent which constitutes premium on the Certificates within 10 Business Days after the same shall have become due; or

          (b) Lessee shall have failed to make a payment of Supplemental Rent (other than a payment of Supplemental Rent which constitutes premium on the Certificates) after the same shall have become due and such failure shall continue for 15 Business Days after Lessee's receipt of written demand therefor by the party entitled thereto (provided that any failure to pay any amount owed by Lessee under the Tax Indemnity Agreement or any failure of Lessee to pay to Lessor or the Owner Participant when due any Excluded Payments shall not constitute an Event of Default unless notice is given by Lessor or the Owner Participant to Lessee and the Indenture Trustee that such failure shall constitute an Event of Default); or

          (c) Lessee shall have failed to perform or observe (or caused to be performed or observed) any other covenant or agreement to be performed or observed by it under any Operative Document (other than the Relevant Documents), and such failure shall continue unremedied for a period of thirty days after written notice thereof by Lessor or the Indenture

                           [First Amended and Restated Lease Agreement (1989 I)]

Trustee; provided, however, that if Lessee shall have within such thirty-day period undertaken to cure any such failure which arises under clause (ii) of
Section 7(a)(1), or under the first sentence of Section 7(a)(2) as it relates to maintenance, service, repair or overhaul or under Section 8 (and shall have provided the Lessor and the Indenture Trustee with an Officer's Certificate setting forth the nature of such failure and the steps being taken to cure such failure) and, notwithstanding the reasonable diligence of Lessee in attempting to cure such failure, such failure is not cured within said thirty-day period but is curable with future due diligence, there shall exist no Event of Default under this Section 14 so long as Lessee is proceeding with due diligence to cure such failure and such failure shall be cured within a reasonable period of time not to exceed 365 days; or

          (d) any material representation or warranty made by Lessee herein or in the Participation Agreement or any document or certificate furnished by Lessee in connection herewith or therewith or pursuant hereto or thereto (except the representations and warranties set forth in the Relevant Documents and those set forth in Section 4 of the Tax Indemnity Agreement and such documents or certificates as are furnished to Lessor solely in connection with matters dealt with in the Tax Indemnity Agreement and for no other purpose) shall prove to have been incorrect in any material respect at the time made; provided, however, such incorrectness shall constitute a default hereunder only if such incorrectness shall continue uncured for a period of thirty days after the receipt by Lessee of a written notice from Lessor or the Indenture Trustee advising Lessee of the existence of such incorrectness; or

          (e) the commencement of an involuntary case or other proceeding in respect of Lessee in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed or unstayed for a period of 60 consecutive days or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee, or for all or substantially all of its property, or sequestering of all or substantially all of the property of Lessee and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of 60 consecutive days after the date of entry thereof; or

          (f) the commencement by Lessee of a voluntary case or other proceeding under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by Lessee to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or for all or substantially all of

                           [First Amended and Restated Lease Agreement (1989 I)]

its property, or the making by Lessee of any assignment for the benefit of creditors or Lessee shall take any corporate action to authorize any of the foregoing; or

          (g) Lessee shall fail to carry and maintain on or with respect to the Aircraft (or cause to be carried and maintained) insurance required to be maintained in accordance with the provisions of Section 11 hereof;

provided, however, that, notwithstanding anything to the contrary contained in this Section 14, any failure of Lessee to perform or observe any covenant, condition, agreement or any error in a representation or warranty shall not constitute an Event of Default if such failure or error is caused solely by reason of any event that constitutes an Event of Loss so long as Lessee is continuing to comply with all of the terms of Section 10 hereof.

     SECTION 15. Remedies. Upon the occurrence of any Event of Default and at
                 --------
any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare by written notice to Lessee this Lease Agreement to be in default; and at any time thereafter, so long as any such Event of Default shall not have been remedied, Lessor may do one or more of the following with respect to all or any part of the Airframe and any or all of the Engines as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect; provided, however, that during any period the Aircraft is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 7(b) hereof and in the possession of the United States Government or an instrumentality or agency thereof, Lessor shall not, on account of any Event of Default, be entitled to do any of the following in such manner as to limit Lessee's control under this Lease (or any Sublessee's control under any Sublease) of any Airframe or any Engines installed thereon, unless at least 60 days' (or such lesser period as may then be applicable under the Military Airlift Command program of the United States Government) written notice of default hereunder shall have been given by Lessor by registered or certified mail to Lessee (and any Sublessee) with a copy addressed to the Contracting Office Representative for the Military Airlift Command of the United States Air Force under any contract with Lessee (or any Sublessee) relating to the
Aircraft:

          (a) upon the written demand of Lessor and at Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, the Airframe or any Engine as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of,
Section 5 as if such Airframe or Engine were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where all or any part of the Airframe or any Engine is located and take immediate possession of and remove the same by summary proceedings or otherwise, (and, at Lessor's option, store the same at Lessee's premises until disposal thereof by Lessor), all without liability accruing to Lessor (other than that caused by Lessor's willful misconduct or gross negligence) for or by reason of such

                           [First Amended and Restated Lease Agreement (1989 I)]

entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise;

          (b) sell the Aircraft at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee, except as hereinafter set forth in this Section 15;

          (c) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) above with respect to the Aircraft, Lessor, by written notice to Lessee specifying a payment date which shall be the Lease Period Date not earlier than ten days from the date of such notice, may demand that the Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date so specified, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due for Lease Periods commencing on or after the Commencement Date or the Lease Period Date specified as the payment date in such notice), any unpaid Basic Rent due on Lease Period Dates on or prior to the payment date so specified plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest, if any, on such amount at the Past Due Rate from such specified payment date until the date of actual payment of such amount): (i) an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of the Lease Period Date specified as the payment date in such notice, over the aggregate fair market rental value (computed as hereafter in this Section 15 provided) of the Aircraft for the remainder of the Term, after discounting such aggregate fair market rental value to present value as of the Lease Period Date specified as the payment date in such notice at an annual rate equal to the Applicable Rate; or (ii) an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of the Lease Period Date specified as the payment date in such notice, over the fair market sales value of the Aircraft (computed as hereafter in this Section provided) as of the Lease Period Date specified as the payment date in such notice;

          (d) in the event Lessor pursuant to paragraph (b) above, shall have sold the Aircraft, Lessor, in lieu of exercising its rights under paragraph (c) above with respect to the Aircraft, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty, any unpaid Basic Rent with respect to the Aircraft due on or prior to such date plus the amount of any deficiency between the net proceeds of such sale (after deduction of all reasonable costs of sale) and the Stipulated Loss Value of the Aircraft, computed as of the Stipulated Loss Value Date on or immediately following the date of such sale together with interest, if any, on the amount of such deficiency, at the Past Due Rate, from the date of such sale to the date of actual payment of such amount; and/or

                           [First Amended and Restated Lease Agreement (1989 I)]

          (e) Lessor may rescind or terminate this Lease Agreement as to the Aircraft, and/or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof.

          For the purposes of paragraph (c) above, the "fair market rental value" or the "fair market sales value" of the Aircraft shall be the rental value or sales value, as the case may be, which would be obtained in an arm's-length transaction between an informed and willing lessee or purchaser, as the case may be, under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller in possession, as the case may be, in each case based upon the actual condition and location of the Aircraft, which value shall be determined by mutual agreement or, in the absence of mutual written agreement, pursuant to an appraisal prepared and delivered by a nationally recognized firm of independent aircraft appraisers nominated by Lessor, and Lessor shall promptly notify Lessee of such nomination. Unless Lessee shall have objected in writing within ten days after its receipt of Lessor's notice, Lessor's nomination shall be conclusive and binding. If Lessee shall object, however, Lessor and Lessee shall endeavor, within ten days after such objection is made, to select a mutually acceptable appraiser; provided, that if Lessee shall not so endeavor to make such selection, Lessor's nomination referred to in the preceding sentence hereof shall be conclusive and binding. If Lessor and Lessee fail to reach agreement (except for the reason referred to in the proviso to the preceding sentence), or if any appraiser selected fails to act for any reason, then the question shall be determined by an appraisal (applying the definitions of "fair market rental value" and "fair market sales value" as set forth above based upon the actual condition of the Aircraft) mutually agreed to by two recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee within five Business Days after Lessor or Lessee shall have received written notice from the other party of a demand that such an appraisal be made, which notice shall specify the appraiser chosen by the party giving the notice or, if such appraisers cannot agree on the amount of such appraisal within twenty Business Days after the end of such five Business Day period, each shall render its own appraisal and shall by mutual consent choose another appraiser within five Business Days after the end of such twenty-day period. If, within such five Business Day period, such two appraisers fail to appoint a third appraiser, then either Lessor or Lessee, on behalf of both, may apply to the American Arbitration Association (or any successor organization thereto) in Chicago, Illinois, for the appointment of such third appraiser. The decision of the third appraiser so appointed shall be given within twenty Business Days after the appointment of such third appraiser. As soon as the third appraiser has delivered his appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto. If no determination is more disparate from the average of all three determinations than each of the other determinations, then such average shall be final and

                           [First Amended and Restated Lease Agreement (1989 I)]

binding upon the parties thereto. The cost of such appraisal or appointment shall be borne by Lessee.

          In addition, Lessee shall be liable, except as otherwise provided above without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies and, for all reasonable and actual legal fees and other costs and expenses incurred by Lessor, Owner Participant, and the Indenture Trustee in connection with the return of the Airframe or any Engine in accordance with the terms of Section 5 or in placing such Airframe or Engine in the condition and airworthiness required by such Section.

          At any sale of the Aircraft or any part thereof pursuant to this
Section 15, Lessor, the Indenture Trustee or the Owner Participant may bid for and purchase such property. Lessor agrees to give Lessee at least 10 days' written notice of the date fixed for any public sale of any Airframe or Engine or of the date on or after which will occur the execution of any contract providing for any private sale and any such public sale shall be conducted in general so as to afford Lessee (and any Sublessee) a reasonable opportunity to bid. Except as otherwise expressly provided above, no remedy referred to in this
Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.

     SECTION 16. Lessee's Cooperation Concerning Certain Matters. Forthwith upon
                 -----------------------------------------------
the execution and delivery of each Lease Supplement and Trust Supplement from time to time required by the terms hereof or the terms of the Trust Indenture and upon the execution and delivery of any amendment to this Lease or to the Trust Agreement or Trust Indenture, Lessee, at its expense, will cause such Lease Supplement, Trust Supplement or amendment to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. In addition, Lessee, at its expense, will promptly and duly execute and deliver to Lessor or Owner Participant such further documents and take such further action as Lessor may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor, Owner Participant and the Indenture Trustee hereunder, including, without limitation, if requested by Lessor or Owner Participant , at the expense of Lessee, the execution and delivery of supplements or amendments hereto, each in recordable form, subjecting to this Lease and the Trust Indenture, any airframe or engine substituted for the Airframe or any Engine pursuant to the terms thereof and the recording or filing of counterparts thereof, in accordance with the laws of such jurisdictions as Lessor may from time to time deem advisable. Lessee will promptly provide Lessor, the Owner Participant, the Pass Through Trustees (on and after the Refinancing Date only) (so long as the Pass Through

                           [First Amended and Restated Lease Agreement (1989 I)]

Trustees hold any Certificates) and the Indenture Trustee such financial and other information concerning Lessee or its parent corporation as is provided from time to time to shareholders of Lessee's parent corporation or filed by such corporation with the Securities and Exchange Commission under the Securities and Exchange Act of 1934. Within 60 days after the end of each of the first three quarterly periods of Lessee, Lessee will provide Lessor, the Owner Participant, the Pass Through Trustees (on and after the Refinancing Date only) (so long as the Pass Through Trustees hold any Certificates) and the Indenture Trustee with a consolidated balance sheet of Lessee prepared by it as of the end of such period, together with the related consolidated statements of income and changes in cash flow for such period. Within 120 days after the end of each fiscal year, Lessee will provide Lessor, the Owner Participant, the Pass Through Trustees (on and after the Refinancing Date only) (so long as the Pass Through Trustees hold any Certificates) and the Indenture Trustee with a consolidated balance sheet of Lessee as of the end of such year, together with the related consolidated statements of income and changes in cash flow for such year, as certified by independent public accountants of recognized national standing. Commencing in 2001, on or before April 30 of each year during the Term, Lessee will deliver to Lessor, the Owner Participant, the Pass Through Trustees (on and after the Refinancing Date only) (so long as the Pass Through Trustees hold any Certificates) and the Indenture Trustee a certificate of Lessee, signed by the President, a Vice President, the Chief Financial Officer or the principal accounting officer of Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of this Lease and the signer does not have knowledge of the existence, as of the date of such certificate, of any condition or event which constitutes a Default or an Event of Default. Lessee agrees that if an officer of Lessee has knowledge of the existence of a Default or an Event of Default, Lessee shall promptly give to Lessor, the Owner Participant, the Pass Through Trustees (on and after the Refinancing Date only) (so long as the Pass Through Trustees hold any Certificates) and the Indenture Trustee notice thereof and such other information relating thereto as Lessor, the Owner Participant, the Pass Through Trustees (on and after the Refinancing Date only) (so long as the Pass Through Trustees hold any Certificates) or the Indenture Trustee shall reasonably request.

     SECTION 17. Notices. All notices required under the terms and provisions
                 -------
hereof shall be in writing (including telex, telecopier or similar writing) and shall be effective (a) if given by telecopier when transmitted and the appropriate confirmation received, (b) if given by certified mail, three Business Days after being deposited in the mails, (c) if given by telex, upon receipt by the party transmitting the telex of such party's callback code at the end of such telex (receipt of confirmation in writing not being necessary to the effectiveness of any telex) and (d) if given by other means, when received or personally delivered, addressed:

          (i) if to Lessee, at P.O. Box 66100, Chicago, Illinois 60666, (or, if given by overnight delivery service, 1200 Algonquin Road, Elk Grove Township, Illinois, 60007) Attention: Assistant Treasurer, telecopier number (847) 952-7117, or to such other address or telex or telecopier number as Lessee shall from time to time designate in writing to Lessor,

                           [First Amended and Restated Lease Agreement (1989 I)]

         (ii)   if to Lessor, at 2 Avenue de Lafayette, Boston, MA 02111-1724,
     Attention: Corporate Trust Department, telecopier number (617) 662-1458, confirmation number (617) 662-1682, or to such other address or telex or telecopier number as Lessor shall from time to time designate in writing to Lessee, with a copy to Owner Participant at the address set forth in clause
     (iv) below,

         (iii) if to the Indenture Trustee, the Owner Participant or, on and after the Refinancing Date only, the Pass Through Trustees, addressed to such party at such address or telex or telecopier number as such party shall have furnished by notice to Lessor and to Lessee, and, until an address is so furnished, addressed to such party at its address or telecopier number set forth in Schedule I to the Participation Agreement, and

         (iv) if to Owner Participant, c/o Fleet Capital Leasing, 111 Westminster Street, 7th Floor, Providence, RI 02903, Attn: Steve Aalvik, telecopier number (401) 453-2536.

A notice given by telecopier or telex shall be confirmed by sending a copy of such notice by courier delivery, certified mail or personal service; a notice shall be given by mail only if overnight courier delivery services are not readily available.

     SECTION 18. No Set-Off, Counterclaim, Etc. All Rent shall be paid by Lessee
                 -----------------------------
to Lessor in funds of the type specified in Section 3(e). Lessee's obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor (in its individual capacity or as Owner Trustee), the Indenture Trustee (in its individual capacity or as Indenture Trustee), the Certificate Holders, the Primary Lessor, the Owner Participant, the Pass Through Trustees (on and after the Refinancing Date only) or anyone else for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), including, without limitation, any breach by Lessor, Owner Participant or the Primary Lessor of their respective warranties, agreements or covenants contained in any of the Operative Documents, (ii) any defect in the title, registration, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in or prohibition of the use or possession thereof by Lessee (or any Sublessee) for any reason whatsoever, (iii) any insolvency, bankruptcy, reorganization or similar case or proceedings by or against Lessee (or any Sublessee) or any other person or (iv) any other circumstance, happening or event whatsoever, whether or not foreseen or similar to any of the foregoing. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees, without limitation of the other rights or remedies of Lessor hereunder, subject to the right of Lessee to setoff under Sections 3(b) and 3(f) hereof, to pay to Lessor an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or

                           [First Amended and Restated Lease Agreement (1989 I)]

in part. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof. The Lessee covenants that it will remain obligated under this Lease in accordance with its terms and will take no action to terminate, rescind or avoid this lease, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting the Lessor or the Owner Participant or any assignee of the Lessor or the Owner Participant or any other action with respect to this Lease which may be taken in any such proceeding by any trustee or receiver of the Lessor or the Owner Participant or of any assignee of the Lessor or the Owner Participant or by any court or any of the foregoing actions which may be taken by or against any of the Lessor's predecessors in interest in the Airframe or any Engine.

     SECTION 19. Renewal Options; Purchase Options; Valuation.
                 --------------------------------------------

          (a)    Renewal Options.
                 ---------------

                 (1)  Fixed Renewal Term. Not less than 120 days before the end
                      ------------------
     of the Basic Term and provided no Default or Event of Default shall be continuing, Lessee may deliver to Lessor a written notice irrevocably electing to renew this Lease (any such renewal term, the "Fixed Renewal Term") for a term having a duration as determined as follows. At least 270 days before the end of the Basic Term, Lessee shall, as a condition to its exercise of this option, notify Lessor of its demand for an appraisal pursuant to the appraisal procedures (which shall be performed at Lessee's expense) of Section 19(c). The appraiser(s) so appointed shall determine the total useful life, the remaining useful life and the future residual value of the Aircraft on the expiration date for the Fixed Renewal Term as may be set in accordance with the constraints set forth in the following sentence. The duration of the Fixed Renewal Term shall be a period specified by Lessee before the end of the Basic Term which is (a) not less than one year and (b) not more than the shorter of (i) two years or (ii) the longest period of time (x) which would cause the Term, after giving effect to the Fixed Renewal Term, to be equal to 80% of the total useful life of the Aircraft (from and after the Delivery Date) as determined by the appraiser(s) and (y) at the expiration of which the residual value of the Aircraft, as estimated by the appraiser(s), would be at least equal to 20% of Lessor's Cost (without taking into account inflation or deflation subsequent to the Delivery Date).

                 (2)  Fair Market Renewal Term. Provided that no Default or
                      ------------------------
     Event of Default shall be continuing, Lessee shall have the right to renew this Lease for two additional periods of one year each commencing at the end of the Basic Term or the Fixed Renewal Term for a Basic Rent equal to the Fair Market Rental Value of the Aircraft for such period (any such renewal term, a "Fair Market Renewal Term"). Each such option

                           [First Amended and Restated Lease Agreement (1989 I)]

     to renew shall be exercised by irrevocable notice from Lessee to Lessor delivered at least 120 days prior to the commencement of such Fair Market Renewal Term.

                 (3)  Waiver. If no written notice is delivered by Lessee to
                      ------
     Lessor pursuant to Section 19(a)(1) or 19(a)(2) on or before the day specified therefor, Lessee shall be deemed to have waived any right to renew this Lease.

                 (4)  Conditions Precedent; Payment of Basic Rent.  At the end
                      -------------------------------------------
     of the Basic Term or any Renewal Term, if Lessee has elected to renew this Lease as aforesaid, and provided that there shall not then have occurred and be continuing a Default or an Event of Default and that all necessary governmental authorizations and approvals shall have been received and that Basic Rent for the Renewal Term has already been determined as provided in Exhibit H, this Lease shall continue in full force and effect during the Renewal Term, except that (x) Lessee shall pay Lessor Basic Rent for the Aircraft during the Renewal Term in an amount equal in the case of the Fixed Renewal Term to the amount determined for each period during the Fixed Renewal Term as the "Fixed Renewal Rent" as set forth in Schedule H hereto and equal in the case of a Fair Market Renewal Term to the amount determined for each period during the Fair Market Renewal Term as the "Fair Market Rental Value" as set forth in Schedule H hereto, which Basic Rent shall be payable in semiannual installments in arrears (unless, in the case of the Fixed Renewal Term, any portion of Basic Rent during the last Lease Period during the Basic Term is payable in advance, in which case the same proportion of Basic Rent during the Fixed Renewal Term shall also be payable in advance), each such installment being due and payable on each Lease Period Date occurring during the Renewal Term, commencing with the Lease Period Date immediately following the commencement of the Renewal Term, and (y) the Stipulated Loss Value Schedule applicable during the Renewal Term shall be determined in accordance with the following provisions.

          The amounts which are payable during any Renewal Term in respect of Stipulated Loss Value with respect to the Aircraft shall be determined on the basis of the Fair Market Sales Value of the Aircraft as of the commencement of such Renewal Term, amortized on a straight-line basis over such Renewal Term to the Fair Market Sales Value of the Aircraft as of the expiration of such Renewal Term, as such Fair Market Sales Value in each case is determined prior to the commencement of such Renewal Term.

          In determining Fair Market Sales Value for purposes of calculating Stipulated Loss Value for any Renewal Term effect shall be given to the encumbrance on the Aircraft of any Fixed Renewal Term available or in force.

          (b)  Purchase Options.  Lessee shall have the option, upon at least
               ----------------
120 days' prior irrevocable written notice to Lessor, to purchase the Aircraft:

                           [First Amended and Restated Lease Agreement (1989 I)]

               (1) on the last Business Day of the Basic Term for a purchase price equal to, at Lessee's option, either the Fair Market Sales Value of the Aircraft on such date or 48.65% of Lessor's Cost; and

               (2) on the last Business Day of any Renewal Term for a purchase price equal to the Fair Market Sales Value of the Aircraft on such date.

Upon payment to Lessor in immediately available funds of the full amount of the purchase price and payment of any other amounts then due hereunder (including, without limitation, all Rent and all reasonable costs or expenses of Lessor in connection with such purchase), Lessor will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens)), all of Lessor's right, title and interest in and to the Aircraft.

          (c)  Valuation. At any time not earlier than 365 days prior to the
               ---------
date on which Lessee may purchase the Aircraft pursuant to Section 9(b) or
Section 19(b) hereof or renew this Lease pursuant to Section 19(a)(1) or 19(a)(2) hereof, Lessee may deliver to Lessor a revocable notice of its intent to exercise its renewal option or purchase option. For all purposes of this
Section 19, including the appraisal referred to in this Section 19(c), in determining Fair Market Rental Value or Fair Market Sales Value, the Aircraft shall be valued (i) as if in the condition and otherwise in compliance with the terms of Section 5 upon a return of the Aircraft in the United States and as if it had been maintained at all times as required in accordance with Section 7(a)(1) and Section 8, (ii) on the basis of the value which would obtain in an arm's-length transaction between an informed and willing buyer-user or lessee (other than a lessee or an Affiliate of a lessee currently in possession or a used equipment scrap dealer) under no compulsion to buy or lease and an informed and willing seller or lessor unaffiliated with such buyer-user or lessee and under no compulsion to sell or lease and, taking into account the purchase and renewal options of the Lessee provided in this Lease, and (iii) in the case of such valuation for determining Fair Market Rental Value, assuming such lessee would have substantially the same obligations during the Fair Market Renewal Term as provided hereunder including without limitation the obligations of Lessee to carry and maintain the insurance required by Section 11 hereof. Upon receipt of such notice Lessor and Lessee shall confer in good faith with a view to reaching agreement on the Fair Market Rental Value or Fair Market Sales Value of the Aircraft. If the parties have not so agreed by 240 days prior to the end of the Basic Term or the Renewal Term in question, then the question shall be determined by an appraisal mutually agreed to by two recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee within five Business Days after Lessor or Lessee shall have received written notice from the other party of a demand that such an appraisal be made, which notice shall specify the appraiser chosen by the party giving the notice or, if such appraisers cannot agree on the amount of such appraisal within twenty Business Days after the end of such five-day period, each shall render its own appraisal and shall by mutual consent

                           [First Amended and Restated Lease Agreement (1989 I)]

choose another appraiser within five Business Days after the end of such twenty-day period. If, within such five-day period, such two appraisers fail to appoint a third appraiser, then either Lessor or Lessee, on behalf of both, may apply to the American Arbitration Association (or any successor organization thereto) in Chicago, Illinois for the appointment of such third appraiser. The decision of the third appraiser so appointed shall be given within twenty Business Days after the appointment of such third appraiser. As soon as the third appraiser has delivered his appraisal, that appraisal shall be compared with the appraisals given by the other two appraisers. If the determination of one appraiser is more disparate from the average of all three determinations than each of the other two determinations, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the parties hereto. If no determination is more disparate from the average of all three determinations than each of the other determinations, then such average shall be final and binding upon the parties thereto. Lessee shall bear all expenses relating to such appraisal procedure.

     SECTION 20.  Security for Lessor's Obligation to Holders of Certificates.
                  -----------------------------------------------------------
In order to secure the indebtedness evidenced by the Certificates, Lessor has agreed in the Trust Indenture, among other things, to assign to the Indenture Trustee this Lease, and to mortgage its interest in the Aircraft in favor of the Indenture Trustee, subject to the reservations and conditions therein set forth. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee as trustee under the Trust Indenture on the signature page thereof. Lessee hereby accepts and consents to the assignment of all Lessor's right, title and interest in and to this Lease pursuant to the terms of the Trust Indenture. Lessee agrees to pay directly to the Indenture Trustee (or, after receipt by Lessee of notice from the Indenture Trustee of the discharge of the Trust Indenture, to Lessor), all amounts of Rent due or to become due hereunder and assigned to the Indenture Trustee (it being acknowledged by Lessee that all Excluded Payments have been excluded from such assignment to the Indenture Trustee) and Lessee agrees that the Indenture Trustee's right to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, the circumstances set forth in clauses (i) through (iv) of Section 18 hereof. In the event the Indenture Trustee shall foreclose on the Lien of the Trust Indenture and dispossess the Lessor of its right, title and interest in and to this Lease, all references herein to the "Owner Participant" shall be deemed to refer to the Indenture Trustee. Notwithstanding the foregoing assignment of this Lease, the obligations of Lessor to Lessee to perform the terms and conditions of this Lease shall remain in full force and effect. Lessee further acknowledges that the Trust Indenture provides that so long as the Certificates are outstanding the Lessor may not consent to any amendment, modification or waiver to this Lease or any of the Operative Documents without the prior consent of the Indenture Trustee (except as provided in Section 11.06 of the Trust Indenture and except that such consent shall not be required if, prior to Lessor's consent to such change, Lessor and

                           [First Amended and Restated Lease Agreement (1989 I)]

the Indenture Trustee receive a statement in writing of Standard & Poor's Corporation and Moody's Investors Service to the effect that, after giving effect to the change consented to by Lessor, the Pass Through Certificates will be rated not less than the rating thereof immediately prior to such change), and Lessee agrees to provide to the Indenture Trustee a copy of all notices, consents, certificates or other information provided hereunder to Lessor.

     SECTION 21.  Lessor's Right to Perform for Lessee. If Lessee fails to make
                  ------------------------------------
any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein, then (but in each case, except in the case of failure to pay Rent or in the case of failure to maintain insurance as required hereunder, no earlier than five Business Days after written notice has been given by Lessor to Lessee, as to the occurrence of such failure, whether or not it shall yet constitute an Event of Default hereunder) Lessor may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed Supplemental Rent, payable by Lessee to Lessor upon demand. No such payment, performance or compliance shall be deemed to cure any Event of Default or otherwise relieve Lessee of its obligations with respect thereto unless, but without limiting the applicability of the preceding sentence, the nature of such cure makes it impossible for Lessee to render performance.

     SECTION 22. Investment of Security Funds; Liability of Lessor Limited. (a)
                 ---------------------------------------------------------
Investment of Security Funds. Any moneys held by Lessor as security hereunder
----------------------------
for future payments to Lessee shall, until paid to Lessee, be invested by Lessor or, if the Trust Indenture shall not have been discharged, by the Indenture Trustee as assignee of Lessor, as the case may be, as Lessee may from time to time direct in writing (and in absence of a written direction by Lessee, there shall be no obligation to invest such moneys) in (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor's Corporation, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $750,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service, Inc. or Standard & Poor's Corporation; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in clause (iii) above or any subsidiary thereof and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $750,000,000 with any of the obligations described in clause (i) through (iv) above as collateral. Such investments shall mature no later than one year from the date on which they were made. There shall be promptly remitted to Lessee or its order (but no more frequently than

                           [First Amended and Restated Lease Agreement (1989 I)]

monthly) any gain (including interest received) realized as a result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless a Default or an Event of Default shall have occurred and be continuing. If a Default or an Event of Default shall have occurred and be continuing, Lessor or, if the Trust Indenture shall not have been discharged, the Indenture Trustee as assignee of Lessor, shall hold any such gain as security for the obligations of Lessee under this Lease and apply it against such obligations as and when due. Lessee shall be responsible for any net loss realized as a result of any such investment and shall reimburse Lessor (or the Indenture Trustee, as the case may be) therefore on demand.

          (b)  Liability of Lessor Limited. It is expressly agreed and
               ---------------------------
understood that, except as expressly set forth herein and in the other Operative Documents, all representations, warranties and undertakings of Lessor hereunder shall be binding upon Lessor only in its capacity as Owner Trustee under the Trust Agreement, and the institution acting as Lessor shall not be liable in its individual capacity for any breach thereof except for its gross negligence or willful misconduct or for breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

     SECTION 23. Miscellaneous. Any provision of this Lease which is prohibited
                 -------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and any assignee of Lessor's rights hereunder. This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. Lessee agrees that Lessor is the owner of the Aircraft for United States income tax purposes, and neither Lessee nor any Affiliate of Lessee will file any tax returns in a manner inconsistent with the foregoing (including Lessor's ownership interest in the Aircraft). The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease. THIS LEASE HAS BEEN DELIVERED IN THE STATE OF ILLINOIS AND SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 24. Certain Rights with Respect to the Japanese Lease. Lessor as
                 -------------------------------------------------
assignee, pursuant to the Japanese Lease Assignment, of all of Lessee's right, title and interest in the

                           [First Amended and Restated Lease Agreement (1989 I)]

Japanese Lease, the Primary Lessor Mortgage, the Primary Lessor Comfort Letter and Sections 11 and 23(b) of the Omnibus Agreement, hereby covenants with Lessee as follows: (i) Lessor shall, without any request or demand from Lessee, exercise, in accordance with its terms, the end of term purchase option, contained in Section 19 of the Japanese Lease, (ii) Lessor shall, upon the written request of Lessee, exercise, in accordance with their respective terms, any early termination purchase option contained in the Japanese Lease, (iii) Lessor shall, upon the written request of Lessee, enforce against the Japanese Lessor or Sanwa Business Finance Co., Ltd., as the case may be, any covenant made by such entity in the aforesaid documents and (iv) unless an Event of Default has occurred and is continuing, Lessor shall not exercise, except upon the written request of Lessee as aforesaid, any early termination option contained in the Japanese Lease.

     SECTION 25. Certain Rights with Respect to the Relevant Documents. Neither
                 -----------------------------------------------------
Lessor nor Lessee shall amend any Relevant Document without the prior written consent of the other party hereto.

     SECTION 26. Bankruptcy. Lessee hereby acknowledges that Lessor, the Owner
                 ----------
Participant and the Indenture Trustee are entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft and that this Lease is a "lease" within the meaning of said Section 1110. Lessee agrees not to take any position in connection with any bankruptcy proceedings involving it that is inconsistent with a lessor's rights under Section 1110 of the Bankruptcy Code or any comparable or successor provision affording protection to lessors of aircraft.

     SECTION 27. Effectiveness. As of the Effective Date, this Agreement shall
                 -------------
amend and restate the Original Lease in its entirety, and the Original Lease, except as expressly provided herein, shall be superseded in its entirety by this Agreement.

                              *        *        *

                           [First Amended and Restated Lease Agreement (1989 I)]

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Amended and Restated Lease to be duly executed as of the day and year first above written.

                               STATE STREET BANK AND TRUST
                               COMPANY, not in its individual capacity except as expressly stated herein, but solely as Owner Trustee, Lessor


                               By:____________________________________
                               Name:__________________________________
                               Title:_________________________________


                               UNITED AIR LINES, INC.,
                               Lessee

                               By:____________________________________
                               Name:__________________________________
                               Title:_________________________________

                           [First Amended and Restated Lease Agreement (1989 I)]

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Amended and Restated Lease to be duly executed as of the day and year first above written.

                               STATE STREET BANK AND TRUST
                               COMPANY, not in its individual capacity except as expressly stated herein, but solely as Owner Trustee, Lessor

                               By:______________________________
                               Name:____________________________
                               Title:___________________________

                               UNITED AIR LINES, INC.,
                               Lessee

                               By:______________________________
                               Name:____________________________
                               Title:___________________________


     /1/ Receipt of this original counterpart of the foregoing Amended and Restated Lease Agreement is hereby acknowledged on this day __ of _____________, 2000.

                                                STATE STREET BANK AND TRUST
                                                COMPANY OF CONNECTICUT, NATIONAL
                                                ASSOCIATION
                                                 Indenture Trustee

                                                By:_____________________________
                                                    Vice President

_________________

     /1/   This language contained in the original counterpart only.

                           [First Amended and Restated Lease Agreement (1989 I)]

                                                                       EXHIBIT A
                                                                           to
                                                                 Lease Agreement

                 LEASE SUPPLEMENT (1989 I) NO. ________


     LEASE SUPPLEMENT (1989 I) NO. _______ , dated _____________ between STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (1989 I) dated as of July 20, 2000 between Owner Trustee and the Owner Participant referred to therein (such Owner Trustee, in its capacity as such Owner Trustee being herein called "Lessor"), as Lessor, and UNITED AIR LINES, INC., as lessee ("Lessee").

     Lessor and Lessee have heretofore entered into that certain Lease Agreement (1989 I) dated as of August 1, 1989 (the "Initial Lease"), as supplemented by that certain Lease Supplement (1989 I) No. 1 dated as of August 16, 1989, as amended by that certain First Amendment to Lease Agreement (1989 I) dated as of February 1, 1990, all as amended and restated by that certain Amended and Restated Lease Agreement (1989 I), dated as of July 20, 2000, relating to one Boeing 747-422 aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery from time to time of Lease Supplements for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

     /1/ The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease is attached hereto, and made a part hereof, and this Lease Supplement together with such attachment, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

     /2/ The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease has been recorded by the Federal Aviation Administration on ___________, 2000, as one document and assigned Conveyance No. _____________.

     NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

     1. Original Lessor hereby confirms that it has delivered and leased to Lessee under the Lease on August 16, 1989, as evidenced by the Original Lease Supplement, and Lessee

________________

     /1/   This language for Lease Supplement No. 1.

     /2/   This language for other Lease Supplements.

                           [First Amended and Restated Lease Agreement (1989 I)]


hereby confirms that it has accepted and leased from Lessor under the Lease on August 16, 1989, as evidenced by the Original Lease Supplement, and Lessor hereby leases to Lessee under the Lease as of the Effective Date and Lessee hereby leases from Lessor under the Lease as of the Effective Date the following described Boeing 747-422 aircraft (the "Aircraft"), which Aircraft as of the date hereof consists of the following components:

                    (i) Airframe: FAA Registration No. N171UA; manufacturer's serial no. 24322; and

                    (ii) Engines: four (4) United Technologies Corporation, Pratt & Whitney Group, Model PW4056 engines bearing, respectively, manufacturer's serial nos. P717550, P717551, P717552 and P717573 (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

               2. The Delivery Date of the Aircraft is August 16, 1989. The Effective Date of the Lease is July 20, 2000. Except as otherwise provided in the Lease, the Term for the Aircraft shall commence on the Delivery Date and end on February 15, 2015.

               3. Lessee hereby confirms its agreement to pay Lessor Basic Rent for the Aircraft throughout the Term therefor in accordance with Section 3 of the Lease.

               4. Lessee hereby confirms to Lessor that Lessee has accepted the Aircraft for all purposes hereof and of the Lease as being airworthy, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use; provided, however, that nothing contained herein or in the Lease shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to the Aircraft against The Boeing Company, any affiliate thereof, or any subcontractor or supplier of The Boeing Company, or any affiliate thereof, under the Purchase Agreement or otherwise.

               5. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

               6. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                                  *    *    *

                           [First Amended and Restated Lease Agreement (1989 I)]

          IN WITNESS WHEREOF, Original Lessor, Lessor and Lessee have caused this Lease Supplement to be duly executed on the day and year first above written.

                                                  BANCBOSTON UNITED LEASING LLC,
                                                   Original Lessor

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  STATE STREET BANK AND TRUST
                                                  COMPANY, not in its
                                                  individual capacity, but
                                                  solely as Owner Trustee,
                                                  Lessor

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


                                                  UNITED AIR LINES, INC.,
                                                  Lessee

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                           [First Amended and Restated Lease Agreement (1989 I)]


          /3/ Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this _______ day of _______________.


                                                STATE STREET BANK AND TRUST
                                                COMPANY OF CONNECTICUT, NATIONAL
                                                ASSOCIATION,
                                                 Indenture Trustee

                                                By______________________________
                                                Name:___________________________
                                                Title:__________________________



_____________________

    /3/  This language contained in the original counterpart only.

                           [First Amended and Restated Lease Agreement (1989 I)]

                                                                       EXHIBIT B
                                                                           to
                                            Amended and Restated Lease Agreement

              BASIC RENT, INTERIM RENT AND EXCESS AMOUNT SCHEDULE
              ---------------------------------------------------

     EXHIBIT B TO THE FIRST AMENDED AND RESTATED LEASE AGREEMENT (1989 I)
             HAS BEEN INTENTIONALLY OMITTED FROM THE FIRST AMENDED
          AND RESTATED LEASE AGREEMENT (1989 I) ON FILE WITH THE FAA

                           [First Amended and Restated Lease Agreement (1989 I)]

                                                                     EXHIBIT B-1
                                                                          to
                                            Amended and Restated Lease Agreement

                           RENT ALLOCATION SCHEDULE
                           ------------------------

    EXHIBIT B-1 TO THE FIRST AMENDED AND RESTATED LEASE AGREEMENT (1989 I)
             HAS BEEN INTENTIONALLY OMITTED FROM THE FIRST AMENDED
          AND RESTATED LEASE AGREEMENT (1989 I) ON FILE WITH THE FAA

                           [First Amended and Restated Lease Agreement (1989 I)]

                                                                       EXHIBIT C
                                                                           to
                                            Amended and Restated Lease Agreement

                        STIPULATED LOSS VALUE SCHEDULE
                        ------------------------------

     EXHIBIT C TO THE FIRST AMENDED AND RESTATED LEASE AGREEMENT (1989 I)
             HAS BEEN INTENTIONALLY OMITTED FROM THE FIRST AMENDED
          AND RESTATED LEASE AGREEMENT (1989 I) ON FILE WITH THE FAA

                           [First Amended and Restated Lease Agreement (1989 I)]

                                                                       EXHIBIT D
                                                                           to
                                            Amended and Restated Lease Agreement

                          TERMINATION VALUE SCHEDULE
                          --------------------------

     EXHIBIT D TO THE FIRST AMENDED AND RESTATED LEASE AGREEMENT (1989 I)
             HAS BEEN INTENTIONALLY OMITTED FROM THE FIRST AMENDED
          AND RESTATED LEASE AGREEMENT (1989 I) ON FILE WITH THE FAA

                           [First Amended and Restated Lease Agreement (1989 I)]

                                                                       EXHIBIT E
                                                                           to
                                            Amended and Restated Lease Agreement

                            RENT RECALCULATION AND
                         INDEMNIFICATION VERIFICATION
                         ----------------------------

               Any recalculation of Basic Rent, Excess Amount, Stipulated Loss Value percentages and Termination Value percentages pursuant to the Lease and any calculation of any payment to Owner Participant or Lessee under the Tax Indemnity Agreement or Section 7(b) of the Participation Agreement shall be determined by Owner Participant so as to maintain Net Economic Return, computed on the basis of the same methodology and assumptions used by Original Lessor in determining the Basic Rent, Excess Amount, Stipulated Loss Value percentages, and Termination Value percentages as of the Delivery Date except as such assumptions have been modified pursuant to Section 3 of the Lease; provided, however, Lessee may request any financial advisor to Lessee to verify such calculations but without any requirement that Owner Participant disclose to such advisor such methodology and assumptions and (B) if Lessee believes that such calculations by Owner Participant are in error then a nationally recognized firm of accountants selected by Owner Participant and reasonably acceptable to Lessee (which may be Owner Participant's independent public accountants) shall be permitted to verify such calculations and Owner Participant will make available to such firm (subject to the execution by such firm of a confidentiality agreement reasonably acceptable to Owner Participant) such methodology and assumptions and any changes made therein pursuant to Section 3 of the Lease and any other information reasonably necessary for such verification requested by such firm. In the event of a verification under clause (B) of this Exhibit E the determination by such firm of accountants shall be final. Lessee will pay the reasonable costs and expenses of the verification under clause (B) of this Exhibit E; provided, however, if as a result of such verification process the Basic Rent is adjusted and such adjustment causes the Net Present Value of Rents to decline by 10 or more basis points or there is a material error in the computation of the indemnity payment in Lessor's original statement in Owner Participant's favor, Owner Participant shall pay the reasonable costs and expenses of such verification process. Such recalculated Basic Rent, Excess Amount, Stipulated Loss Value percentages, and Termination Value percentages shall be set forth in an amendment to the Lease.

                           [First Amended and Restated Lease Agreement (1989 I)]

                                                                       EXHIBIT F
                                                                          to
                                            Amended and Restated Lease Agreement

                       SCHEDULE OF COUNTRIES AUTHORIZED
                     FOR DOMICILE OF PERMITTED SUBLESSEES
                     ------------------------------------

                    Australia                    Japan

                    Austria                      Luxembourg

                    Bahamas                      Malaysia

                    Belgium                      Malta

                    Brazil                       Mexico

                    Canada                       Netherlands

                    Denmark                      New Zealand

                    Germany                      Norway

                    Finland                      Peoples Republic of
                                                   China
                    Greece
                                                 Philippines
                    Grenada
                                                 Portugal
                    Iceland
                                                 Republic of China (Taiwan)
                    India
                                                 Singapore
                    Indonesia
                                                 South Korea
                    Ireland
                                                 Spain
                    Italy
                                                 Sweden
                    Jamaica
                                                 Switzerland

                           [First Amended and Restated Lease Agreement (1989 I)]

               Thailand

               Trinidad and Tobago

               Turkey

               United Kingdom

               Venezuela

                           [First Amended and Restated Lease Agreement (1989 I)]

                                                                       EXHIBIT G
                                                                          to
                                            Amended and Restated Lease Agreement

                       SCHEDULE OF COUNTRIES AUTHORIZED
                           FOR AIRCRAFT REGISTRATION
                           -------------------------

               Australia                          Japan

               Austria                            Luxembourg

               Bahamas                            Malaysia

               Belgium                            Malta

               Brazil                             Mexico

               Canada                             Netherlands

               Denmark                            New Zealand

               Germany                            Norway

               Finland                            Peoples Republic of
                                                    China
               France
                                                  Philippines
               Greece
                                                  Portugal
               Grenada
                                                  Republic of China (Taiwan)
               Iceland
                                                  Singapore
               India
                                                  South Korea
               Indonesia
                                                  Spain
               Ireland
                                                  Sweden
               Italy
                                                  Switzerland

                           [First Amended and Restated Lease Agreement (1989 I)]

               Thailand

               Trinidad and Tobago

               Turkey

               United Kingdom

                           [First Amended and Restated Lease Agreement (1989 I)]

                                                                       EXHIBIT H
                                                                              to
                                            Amended and Restated Lease Agreement

     EXHIBIT H TO THE FIRST AMENDED AND RESTATED LEASE AGREEMENT (1989 I)
             HAS BEEN INTENTIONALLY OMITTED FROM THE FIRST AMENDED
          AND RESTATED LEASE AGREEMENT (1989 I) ON FILE WITH THE FAA

                           [First Amended and Restated Lease Agreement (1989 I)]

                                                                       EXHIBIT H
                                                                           to
                                            Amended and Restated Lease Agreement

                        SCHEDULE OF FIXED RENEWAL RENT
                         AND FAIR MARKET RENTAL VALUE
                         ----------------------------

         The "Fixed Renewal Rent" shall be (i) for the first year of any such Fixed Renewal Term, an amount equal to $xxx,xxx.00, and (ii) for any subsequent period under any Fixed Renewal Term an amount equal to $xxx,xxx.00, payable (in each case) semiannually in arrears provided, however, if prior to the
                                   --------  -------
commencement of the first Fixed Rate Renewal Term, Lessee and Owner Participant shall have received an opinion of Thelen, Reid & Priest LLP, or of other independent counsel of national recognition selected by the Owner Participant and reasonably acceptable to the Lessee (which the Owner Participant agrees to seek at the request and expense of the Lessee) to the effect that the elimination of such premium in clause (i) over clause (ii) will not result in such renewal term being includable in the "lease term", as defined in Treasury Regulation ss.1.467-1(h)(6), or any successor thereto, in a manner that adversely affects the Net Economic Return, then the "Fixed Renewal Rent" for any Fixed Renewal Term shall be the amount set forth in clause (ii) of this paragraph.

         The "Fair Market Rental Value" during the Fair Market Renewal Term shall be determined in accordance with Section 19(c), provided, however, that
(i) unless such Fair Market Renewal Term follows a Fixed Renewal Term, for the first year of any such Fair Market Renewal Term, such rental amount shall equal an amount equal to 105% of the Fair Market Rental Value as determined in accordance with Section 19(c), and (ii) for any other Fair Market Renewal Term such rental amount shall be an amount equal to the Fair Market Rental Value determined in accordance with Section 19(c), payable (in each case) semiannually in arrears provided, however, if prior to the commencement of the such Fair
           --------  -------
Market Renewal Term, Lessee and Owner Participant shall have received an opinion of Thelen, Reid & Priest LLP, or of other independent counsel of national recognition selected by the Owner Participant and reasonably acceptable to the Lessee (which the Owner Participant agrees to seek at the request and expense of the Lessee) to the effect that the elimination of such premium will not result in such renewal term being includable in the "lease term", as defined in Treasury Regulation ss.1.467-1(h)(6), or any successor thereto, in a manner that adversely affects the Net Economic Return, such 5% premium above Fair Market Rental Value shall not be included in the first Fair Market Renewal Term hereunder.

                                      H-1